                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement         [ ] Confidential, for Use of the
[X]  Definitive Proxy Statement          Commission Only (as Permitted
[ ]  Definitive Additional Materials     by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     (S) 240.14a-11(c) or (S) 240.14a-12

                    Loews Cineplex Entertainment Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
     Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11:
     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

----------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                          [LOEWS CINEPLEX LETTERHEAD]

--------------------------------------------------------------------------------

May 27, 1999


To our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders, which will be held at 10:00 a.m., Thursday, June 24, 1999 at Loews Kips Bay Theatre, 570 Second Avenue, New York, New York 10016.

     . You will find a Notice of Meeting on the next page that identifies three proposals for your action.

     . At the meeting we will report on Loews Cineplex's fiscal year 1999 business results and on other matters of current interest to our stockholders.

     . If you plan to attend the meeting in New York, please check the appropriate box on your proxy card and detach the admission ticket from your proxy card for presentation at the meeting.

     We encourage you to read this Proxy Statement and sign and return your proxy card in the enclosed envelope as soon as possible, so that your shares will be represented at the meeting.

                              Sincerely,

                              /s/ Lawrence J. Ruisi

                              Lawrence J. Ruisi
                              President and Chief Executive Officer

                    LOEWS CINEPLEX ENTERTAINMENT CORPORATION
                                711 FIFTH AVENUE
                               NEW YORK, NY 10022

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ----------------------------------------

Time..............................  10:00 a.m. on Thursday, June 24, 1999

Place.............................  Loews Kips Bay Theatre
                                    570 Second Avenue, New York, New York 10016

Proposals To Vote On..............  .  Re-elect the 16 members of the Board of Directors, each for a one year term.
                                    .  Amend Loews Cineplex's Stock Incentive Plan.
                                    .  Approve PricewaterhouseCoopers, LLP as our independent
                                       auditors for the 2000 fiscal year.
                                    .  Transact any other business properly brought before the
                                       Annual Meeting.

Recommendation....................  Your Board of Directors recommends a vote "for" all of the proposals.

Who Can Vote......................  You can vote if you were a stockholder of record on May 14,
                                    1999.

Annual Report Is Enclosed.........  Our 1999 Annual Report to Stockholders, which is not a part of the proxy soliciting material, is enclosed.

How You Can Vote..................  Please vote in one of these ways:

                                    .  Use the toll-free telephone number shown on your proxy
                                       card; or
                                    .  Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

                                    Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

                                             By order of the Board of Directors,


                                             /s/ Mindy Tucker

                                             Mindy Tucker
                                             Secretary
May 27, 1999

                                TABLE OF CONTENTS
----------------------------------------------------------------------------------------
                                                                                    Page
Proxy Statement.......................................................................1
   Annual Meeting Admission...........................................................1
   Stockholders Entitled to Vote......................................................1
   Proxies............................................................................1
   Vote by Telephone..................................................................1
   Vote by Mail.......................................................................1
   Voting at the Annual Meeting.......................................................1
   Voting on Other Matters............................................................2
   List of Stockholders...............................................................2
   Required Vote......................................................................2
   Multiple Copies of Annual Report to Stockholders...................................2
   Cost of Proxy Solicitation.........................................................2
   Stockholder Account Maintenance....................................................2
   Proposals to be Voted On...........................................................3

Proposal 1 --Re-election of Directors.................................................3

Proposal 2 --Approval of the Amended and Restated Stock Incentive Plan................9

Proposal 3 --Approval of Auditors....................................................14

Executive Compensation...............................................................14
   Summary Compensation Table........................................................14
   Aggregate Option Exercises and Fiscal Year-End Values.............................15
   Employment Agreements.............................................................15

Executive Compensation Committee Report..............................................17

Performance Graphs...................................................................20

Related Transactions.................................................................21

Stock Ownership......................................................................23
   Section 16(a) Beneficial Ownership Reporting Compliance...........................24

Stockholders Agreement...............................................................25

Submission of Stockholder Proposals..................................................31

Annex A - Amended and Restated Stock Incentive Plan

                    Loews Cineplex Entertainment Corporation
                                711 Fifth Avenue
                            New York, New York 10022

                                Proxy Statement

--------------------------------------------------------------------------------

  These proxy materials are delivered in connection with the solicitation by the Board of Directors of Loews Cineplex Entertainment Corporation ("Loews Cineplex," "we," "us," or "our"), a Delaware corporation, of proxies to be voted at our 1999 Annual Meeting of Stockholders and at any adjournment or postponement.

  You are invited to attend our Annual Meeting of Stockholders on June 24, 1999, beginning at 10:00 a.m. The meeting will be held at Loews Kips Bay Theatre, 570 Second Avenue, New York, New York 10016. Stockholders will be admitted beginning at 9:00 a.m.

  This Proxy Statement, proxy card and voting instructions are being mailed starting May 28, 1999.

Annual Meeting Admission

  An admission ticket, which is required for entry to the Annual Meeting, is attached to your proxy card. If you plan to attend the meeting, please keep the admission ticket and bring it to the meeting.

  If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the meeting, you must show proof of ownership of Loews Cineplex common stock at the door, such as a bank or brokerage account statement.

Stockholders Entitled to Vote

  Holders of record of Loews Cineplex common shares at the close of business on May 14, 1999 are entitled to receive this notice and to vote their shares at the Annual Meeting. Holders of Class B non-voting common shares are not entitled to vote. As of the record date, there were 58,538,646 common shares and 84,000 Class B non-voting common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Meeting.

Proxies

  Stockholders of record may vote their proxies by telephone or mail at any time before the Annual Meeting. A toll-free telephone number is included on your proxy card. If you choose to vote by mail, a postage-paid envelope is provided.

  Proxies may be revoked at any time before they are exercised by:

 . written notice to the Secretary of Loews Cineplex, . timely delivery of a valid, later-dated proxy or . voting by ballot at the Annual Meeting.

  Choose one of the following voting methods to cast your vote.

Vote by Telephone

  You can vote your shares by telephone by calling 1-800-840-1208. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using individual control numbers. Your control number appears on your enclosed proxy card. If you vote by telephone you can also give instructions for us to discontinue future duplicate mailings of the Annual Report if more than one copy was sent to your address this year. If you vote by telephone you do not need to return your proxy card.

Vote by Mail

  If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it to ChaseMellon in the postage-paid envelope provided. If you wish to discontinue future duplicate mailings of the Annual Report, check the box provided on the proxy card.

Voting at the Annual Meeting

  The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

  All shares that have been properly voted, whether by telephone or mail, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

  If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

List of Stockholders

  A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting, between the hours of 10:00 a.m. and 4:30 p.m., at our offices at 711 Fifth Avenue, New York, New York 10022, by contacting the Secretary of Loews Cineplex.

Required Vote

  The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

  A plurality of the votes cast is required for the election of Directors. Abstentions and broker "non-votes" are not counted for purposes of the election of Directors.

  The affirmative vote of a majority of the votes cast is required to approve
(1) the amendment to Loews Cineplex's 1997 Stock Incentive Plan and (2) the appointment of PricewaterhouseCoopers LLP as our independent auditors for the 2000 fiscal year. Abstentions and broker "non-votes" are not counted for purposes of approving these matters.

  Sony Pictures Entertainment Inc. and Universal Studios, Inc., who collectively own a majority of our voting common stock, have agreed to vote for each of our Board of Directors nominees and in favor of our proposals. Should they vote as agreed, election of our nominees and passage of the proposals are assured.

Multiple Copies of Annual Report to Stockholders

  Our 1999 Annual Report to Stockholders has been mailed to stockholders. If more than one copy of the Annual Report was sent to your address, we will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s), or follow the prompts when you vote by telephone.

  At least one account must continue to receive the Annual Report. Mailing of dividends, proxy materials and special notices will not be affected by your election to discontinue future duplicate mailings of the Annual Report. To discontinue or resume the mailing of an Annual Report to an account, call our Stockholder Services toll-free number, 1-800-370-1163.

  If you own common shares through a bank, broker or other nominee and receive more than one Annual Report, contact the holder of record to eliminate duplicate mailings.

Cost of Proxy Solicitation

  We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission or by telegram. ChaseMellon will assist us in the distribution of proxies as part of its role as transfer agent of the common shares. We will pay ChaseMellon $4,500 plus expenses for soliciting proxies plus an additional fee per call.

Stockholder Account Maintenance

  Our primary transfer agent is ChaseMellon Shareholder Services, L.L.C. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by calling our Stockholder Services toll-free number 1-800-370-1163 or by contacting ChaseMellon's web site at www.chasemellon.com. For other information about Loews Cineplex, stockholders can visit our web site at www.loewscineplex.com.

Proposals to be Voted On

 .  Re-elect the 16 members of the Board of Directors, each for a one year term.

 .  Amend Loews Cineplex's Stock Incentive Plan.

 . Approve PricewaterhouseCoopers LLP as our independent auditors for the 2000 fiscal year.

 .  Transact any other business properly brought before the Annual Meeting.

  A more detailed discussion of each of the proposals is set forth in the following pages.

                     Proposal 1 -- Re-election of Directors
--------------------------------------------------------------------------------

  The first proposal on the agenda for the Annual Meeting is the re-election of 16 directors to hold office until the next Annual Meeting or until their successors are elected or appointed.

  The Board of Directors currently consists of 16 directors whose terms expire at the Annual Meeting. All of our nominees are currently serving as directors.

  The persons named in the enclosed proxy intend to vote the proxy for the re-election of each of the 16 nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. If you are voting by telephone, you will be instructed how to withhold your vote from some or all of such nominees.

  Loews Cineplex is party to a Stockholders Agreement with Sony Pictures,
   Universal and the Charles Rosner Bronfman Discretionary Trust and related stockholders (we refer to this trust and its related stockholders as the "Claridge Group"). Under the Stockholders Agreement, Sony Pictures, Universal and the Claridge Group have the right to designate six nominees, four nominees and one nominee to the Board, respectively. The five other nominees are designated by the Board's nominating committee. The Stockholders Agreement requires two of these nominees to come from our top management (so called "management directors"). The remaining three are required to be independent of us and of Sony Pictures, Universal and the Claridge Group (so called "independent directors").

  Nominees for re-election this year are George A. Cohon, Nora Ephron, Marinus
   N. Henny, Ronald N. Jacobi, Allen Karp, Senator E. Leo Kolber, Kenneth Lemberger, Ron Meyer, Brian C. Mulligan, Yuki Nozoe, Karen Randall, Lawrence
   J. Ruisi, Hellene Runtagh, Howard Stringer, Robert J. Wynne and Mortimer B. Zuckerman.

  Each of Sony Pictures, Universal and the Claridge Group has agreed to vote their shares to cause the nominees of Sony Pictures, Universal and the Claridge Group and each of the independent directors and management directors designated by the nominating committee to be elected to the Board. Accordingly, since Sony Pictures, Universal and the Claridge Group own in excess of 72% of our voting stock, the election of these nominees is assured, if they vote as agreed.

  The Board of Directors recommends a vote for the election of these nominees as Directors.

  We expect each nominee for election as a director to be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees who qualify under our Stockholders Agreement.

  The principal occupation and certain other information about the nominees to the Board are set forth on the following pages.

Name, Age and Position with Loews               Principal Occupation,
 Cineplex                               Business Experience and Directorships
--------------------------------------  --------------------------------------


George A. Cohon..............62         Mr. Cohon has been Senior Chairman of
                                        the Executive Committee of McDonald's
  .   Director (since May 1998)         Restaurants of Canada Limited and
                                        Senior Chairman of McDonald's in
                                        Russia since 1992.  Mr. Cohon also
                                        serves as a director of The Royal
                                        Bank of Canada and Astral
                                        Communications Inc.  Additionally,
                                        Mr. Cohon is an officer of the Order
                                        of Canada.

                                        Mr. Cohon is an independent director
                                        nominee.
Nora Ephron..................58         Ms. Ephron is a writer, director and
                                        producer of motion pictures.  Ms.
  .   Director (since October 1998)     Ephron's directing credits include
                                        "You've Got Mail", "This is My Life",
                                        "Sleepless in Seattle", "Mixed Nuts"
                                        and "Michael".  Her screen-writing
                                        credits include "You've Got Mail",
                                        "Sleepless in Seattle", "When Harry
                                        Met Sally. . .", "Silkwood",
                                        "Heartburn", "Cookie", "My Blue
                                        Heaven", "This is My Life", "Mixed
                                        Nuts" and "Michael".  Ms. Ephron has
                                        also written a number of books
                                        including "Heartburn", "Crazy Salad"
                                        and "Scribble, Scribble".  Ms. Ephron
                                        was formerly a journalist, beginning
                                        as a newspaper reporter for the New
                                        York Post and then as a magazine
                                        writer for, among others, Esquire,
                                        the New York Times Magazine and New
                                        York Magazine.

                                        Ms. Ephron is an independent director
                                        nominee.
Marinus N. Henny.............48         Mr. Henny has been Executive Vice
                                        President of Sony Corporation of
  .   Director (since May 1998)         America since December 1993 and Chief
                                        Financial Officer of Sony Corporation
                                        of America since 1996.

                                        Mr. Henny is a nominee of Sony
                                        Pictures.
Ronald N. Jacobi.............51         Mr. Jacobi has been Executive Vice
                                        President of Sony Pictures since
  .   Director (since May 1999)         September 1997, Corporate Secretary
                                        since February 1997 and General
                                        Counsel for the past eleven years.
                                        In this capacity, he oversees all
                                        legal matters relating to Sony
                                        Pictures and its businesses, labor
                                        relations, litigation and regulatory
                                        matters at the national and
                                        international levels, and serves as a
                                        liaison with Sony Corporation on a
                                        wide range of legal activities.

                                        Mr. Jacobi is a nominee of Sony
                                        Pictures.
Allen Karp...................58         Mr. Karp has served as Chairman and
                                        Chief Executive Officer of Cineplex
  .   Chairman and Chief Executive      Odeon Canada since May 1998.  From
       Officer of Cineplex Odeon        May 1993 until May 1998, Mr. Karp
       Canada                           served as President and Chief
  .   Director (since May 1998)         Executive Officer of Cineplex Odeon
                                        Corporation.

                                        Mr. Karp is a management director
                                        nominee.

Name, Age and Position with Loews               Principal Occupation,
 Cineplex                               Business Experience and Directorships
--------------------------------------  --------------------------------------


The Honorable E. Leo Kolber..70         Senator Kolber has served as Chairman
                                        of the Board of Cineplex Odeon
  .   Director (since May 1998)         Corporation from December 1989 until
                                        May 1998.  He has been a Member of
                                        the Senate of Canada since December
                                        1983.  From October 1987 to September
                                        1993, Senator Kolber was Chairman of
                                        Claridge Inc.  Senator Kolber is a
                                        director of The Seagram Company Ltd.

                                        Senator Kolber is a nominee of the
                                        Claridge Group.
Kenneth Lemberger............52         Mr. Lemberger has been President of
                                        the Columbia TriStar Motion Picture
  .   Director (since May 1998)         Group since January 1997.  From 1994
                                        to January 1997, he was Corporate
                                        Executive Vice President of Sony
                                        Pictures.

                                        Mr. Lemberger is a nominee of Sony
                                        Pictures.
Ron Meyer....................54         Mr. Meyer has been President and
                                        Chief Operating Officer of Universal
  .   Director (since May 1998)         since August 1, 1995.  Prior to
                                        August 1995, he served as President
                                        of Creative Artists Agency, Inc., a
                                        talent agency that he co-founded in
                                        1975.

                                        Mr. Meyer is a nominee of Universal.
Brian C. Mulligan............39         Mr. Mulligan has been Executive Vice
                                        President, Operations and Finance of
  .   Director (since May 1998)         Universal since December 1998.  From
                                        January 1997 to December 1998, he
                                        served as Senior Vice President,
                                        Corporate Development and Strategic
                                        Planning of Universal and, from late
                                        1995 to January 1997, as Vice
                                        President of Corporate Development of
                                        Universal.  From 1991 to early 1995,
                                        he was Vice President and Controller
                                        of Universal.

                                        Mr. Mulligan is a nominee of
                                        Universal.
Yuki Nozoe...................48         Mr. Nozoe has been Executive Vice
                                        President of Sony Pictures since
  .   Director (since May 1998)         October 1996.  From February 1996 to
                                        October 1996, Mr. Nozoe was Executive
                                        Vice President of Sony Corporation of
                                        America.  From 1993 to February 1996,
                                        he was Senior Vice President of
                                        Marketing for Sony Electronics, Inc.

                                        Mr. Nozoe is a nominee of Sony
                                        Pictures.
Karen Randall................45         Ms. Randall has been Senior Vice
                                        President and General Counsel of
  .   Director (since May 1998)         Universal since February 1996.  From
                                        1991 to February 1996, she was
                                        Managing Partner of the Los Angeles
                                        office of Katten Muchin & Zavis.

                                        Ms. Randall is a nominee of Universal.

Name, Age and Position with Loews               Principal Occupation,
 Cineplex                               Business Experience and Directorships
--------------------------------------  --------------------------------------

Lawrence J. Ruisi............51         Mr. Ruisi has been President and
                                        Chief Executive Officer of Loews
  .   President                         Cineplex since May 1998.  Mr. Ruisi
  .   Chief Executive Officer           was President of Sony Retail
  .   Director (since May 1998)         Entertainment Inc. from September
                                        1994 until May 1998.  Mr. Ruisi also
                                        served as Executive Vice President of
                                        Sony Pictures from 1990 through May
                                        1998.  In these capacities, Mr. Ruisi
                                        was responsible for oversight of Sony
                                        Pictures' theatrical exhibition
                                        group, including the Loews Theatres,
                                        Star Theatres and Magic Johnson
                                        Theatres circuits.

                                        Mr. Ruisi is a management director
                                        nominee.


Hellene Runtagh..............50         Ms. Runtagh has been Executive Vice
                                        President of Universal since January
  .   Director (since February 1999)    1999.  In this capacity, she is
                                        responsible for overseeing the
                                        activities of the Universal Studios
                                        Operations Group, Universal Studios
                                        Consumer Products Group, Universal
                                        Studios Corporate Marketing and
                                        Sponsorship and the Spencer Gift
                                        retail operations.  In addition, she
                                        oversees Universal's worldwide
                                        information technology and is
                                        responsible for Seagram's global
                                        sourcing and real estate operations,
                                        as well as a financial shared
                                        services initiative.  From February
                                        1997 to December 1998, she was Senior
                                        Vice President of Universal.  Prior
                                        to that time, Ms. Runtagh spent 25
                                        years at General Electric, where she
                                        served as President and Chief
                                        Executive Officer of GE Information
                                        Services.

                                        Ms. Runtagh is a nominee of Universal.
Howard Stringer..............57         Mr. Stringer has served as Chairman
                                        and Chief Executive Officer of Sony
  .   Director (since May 1998)         Corporation of America since May 1997
                                        and as Chairman of Sony Pictures
                                        since May 1998.  Mr. Stringer has
                                        also served as President of Sony
                                        Corporation of America and as a
                                        member of the Boards of Directors of
                                        Sony Corporation of America, Sony
                                        Pictures, Sony Electronics and Sony
                                        Music Entertainment, Inc. since May
                                        1997.  From March 1995 to April 1997,
                                        Mr. Stringer was Chairman and CEO of
                                        TELE-TV, a company formed by Bell
                                        Atlantic, Nynex and Pacific Telesis.
                                        Prior to that, Mr. Stringer had been
                                        President of the CBS Broadcast Group
                                        since 1988.

                                        Mr. Stringer is a nominee of Sony
                                        Pictures.

Name, Age and Position with Loews               Principal Occupation,
 Cineplex                               Business Experience and Directorships
--------------------------------------  --------------------------------------

Robert J. Wynne..............56         Mr. Wynne has served as Co-President
                                        and Chief Operating Officer of Sony
  .   Director (since May 1998)         Pictures since May 1998.  From
                                        November 1997 to May 1998, Mr. Wynne
                                        was Co-President and Chief of
                                        Corporate Operations of Sony
                                        Pictures.  He joined Sony Pictures in
                                        November 1995 as Corporate Executive
                                        Vice President and became Senior
                                        Executive Vice President in January
                                        1997.  Before joining Sony Pictures
                                        Mr. Wynne was a founding partner of
                                        the law firm Hill, Wynne, Troop and
                                        Meisinger, where he had served as
                                        primary outside counsel to Sony
                                        Pictures on major corporate,
                                        financing and strategic transactions
                                        since the late 1970's.

                                        Mr. Wynne is a nominee of Sony
                                        Pictures.
Mortimer B. Zuckerman........61         Mr. Zuckerman has served as Chairman
                                        of Boston Properties, Inc. for over
  .   Director (since May 1998)         five years.  Mr. Zuckerman is also
                                        Chairman and Editor-in-Chief of U.S.
                                        News and World Report, Chairman of
                                        The Atlantic Monthly, Chairman and
                                        Co-Publisher of the New York Daily
                                        News, Chairman of Fast Company and
                                        Chairman of Applied Graphics
                                        Technologies.

                                        Mr. Zuckerman is an independent
                                        director nominee.

                         Board and Committee Membership

  During the 1999 fiscal year, the Board of Directors met six times and established four standing committees. Those committees are: an executive committee, an audit committee, a compensation committee and a nominating committee. The Board has since created a stock option committee as a fifth standing committee. During fiscal 1999, the executive committee met once and the other committees did not meet. The audit committee first met on April 13, 1999. The compensation committee and the stock option committee first met on April 14, 1999. The composition of our Board committees has to satisfy requirements of our Stockholders Agreement with Sony Pictures, Universal and the Claridge Group and standards set by the NYSE and applicable law. Under our Stockholders Agreement, our nominating committee must comprise two independent directors, and one designee of each of Sony Pictures and Universal. The Stockholders Agreement also grants Sony Pictures and Universal the right to designate members to other Board committees in proportion to their overall representation on our Board. We have followed this rule of proportionate representation on our committees except in the cases of the audit committee and the stock option committee which, to meet NYSE and applicable legal requirements, have only independent members. The following table indicates which current directors are on which committees:


Name                          Executive  Audit  Compensation  Nominating  Stock Option
----                          ---------  -----  ------------  ----------  -------------
Mr. Cohon...................               X                      X            X
Ms. Ephron..................               X
Mr. Henny...................      X                  X
Mr. Kolber..................      X                  X
Mr. Lemberger...............                         X
Mr. Meyer...................                                      X
Mr. Mulligan................      X
Ms. Randall.................                         X
Mr. Ruisi...................      X
Mr. Stringer................                                      X
Mr. Wynne...................      X
Mr. Zuckerman...............               X                      X            X
--------------------------------------------------------------------------------------

  Ms. Ephron, Senator Kolber, Mr. Meyer and Mr. Mulligan attended less than 75 percent of the meetings of the Board and committees on which they served (during the period they served) during the 1999 fiscal year. Ms. Ephron became a director in October 1998.

The Executive Committee

  The executive committee has all powers of the Board in the management of our business and affairs whenever the Board is not in session, except for powers that by law are reserved for the full Board. The reserved powers include:

  .  recommending amendments to our certificate of incorporation,

  .  adopting an agreement of merger or consolidation,

  . recommending to our stockholders the sale, lease or exchange of all or substantially all of our property and assets,

  . recommending to our stockholders a dissolution of Loews Cineplex or a revocation of a dissolution, and

  .  amending our by-laws.

The Audit Committee

  The audit committee is responsible for:

  .  following the principles and concepts expressed in its charter,

  .  reviewing the scope of the audit of our annual financial statements,

  . making recommendations as to the selection and services of our independent auditors,

  . performing such other duties relating to the financial statements as the committee deems necessary or desirable, including reviewing our internal auditing procedures and controls, and

  .  performing such other matters as the Board may assign from time to time.

The Compensation Committee

  The compensation committee is responsible for:

  . supervising and making recommendations with respect to employee compensation levels and our employee benefit plans,

  . approving, upon recommendation from the President and CEO or other appropriate officer, the terms of employment of all of our officers, and

  . taking such other action as shall be necessary or desirable in connection with its general oversight of our compensation policies and practices.

The Nominating Committee

  The nominating committee is responsible for nominating and approving nominees for election to the Board to fill the positions reserved for our executive officers and independent directors.

  The nominating committee will not consider nominees recommended by stockholders, other than Sony Pictures, Universal and the Claridge Group. Under the terms of the Stockholders Agreement, Sony Pictures, Universal and the Claridge Group are entitled to designate for nomination six, four and one nominees to the Board, respectively.

  The nominees proposed by the Committee this year are Messrs. Ruisi and Karp as management directors and Mr. Cohon, Ms. Ephron and Mr. Zuckerman as independent directors.

The Stock Option Committee

  The stock option committee is responsible for administering the Stock Incentive Plan, including all matters relating to the grant, exercise or cancellation of stock options and other awards under the Stock Incentive Plan.

Compensation of Directors

  None of the directors, other than the independent directors, receive additional compensation to serve in their capacity as directors.

  Annual Cash Retainer Fees. Independent directors receive an annual cash stipend of $30,000 per year.

  Meeting Fees. Independent directors also receive a fee of $1,000 for each Board meeting or committee meeting they attend.

  Stock Compensation. We have awarded to each of our independent directors stock options to purchase 5,000 shares of our common stock, subject to the approval of Proposal 2.

Indemnification

  As required under our by-laws, we indemnify our directors and officers to the fullest extent permitted by law, so that they will serve free from undue concern that they may incur personal liability on our behalf.

    Proposal 2 -- Approval of the Amended and Restated Stock Incentive Plan
    -----------------------------------------------------------------------

  The second proposal on the agenda for the Annual Meeting is the approval of the Amended and Restated Stock Incentive Plan.

  The principal provisions of the Amended and Restated Stock Incentive Plan are summarized below. This summary is qualified in its entirety by reference to the Amended and Restated Stock Incentive Plan which has been included as Appendix A to this Proxy Statement.

  On December 16, 1997, the Board of Directors approved the Loews Cineplex 1997 Stock Incentive Plan. As adopted in December 1997, the stock incentive plan had 4,520,000 shares available for grant, less 1,223,843 shares which were covered by options held by current and former Cineplex Odeon employees. As of March 1999, only 1,183,447 shares of common stock remained available for future grants pursuant to the stock incentive plan. In order to continue to attract, retain and reward valuable personnel, the Board determined that it was in our best interest to increase the number of shares for which we could grant options and other awards from 4,520,000 to 5,862,265, maintaining options and other awards at 10% of our total outstanding common shares. Consequently, on April 14, 1999 the Board adopted, and Sony Pictures and Universal approved, an amendment to the stock incentive plan. Implementation of the amended plan is subject to approval of our stockholders at the Annual Meeting. However, since Sony Pictures and Universal, who collectively own a majority of our voting common stock, have agreed to vote in favor of the stock incentive plan, as amended, at the Annual Meeting, adoption of the plan as amended is assured, should they vote as agreed.

  Loews Cineplex is submitting the stock incentive plan for stockholder approval so that the compensation attributable to options and certain other awards granted may qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code and to satisfy the requirements of rule 16b-3 under the Securities Exchange Act of 1934.

Purpose

  The purpose of the stock incentive plan is to further strengthen Loews Cineplex by providing an incentive to its employees, officers, directors, consultants and advisors. The plan provides incentives through the granting or awarding of incentive and nonqualified stock options, stock appreciation and dividend equivalent rights, restricted stock, performance units, and performance shares. Under the plan, we can make awards to our employees, to individuals who have received a formal, written offer of employment and to our officers, directors, consultants and advisors. We use these awards to encourage the recipients to devote their abilities and energies to our success.

Administration

  The stock option committee administers the stock incentive plan. It is currently composed of Messrs. Cohon and Zuckerman.

  Each award under the stock incentive plan will be evidenced by an agreement that includes the terms of the grant. Under the stock incentive plan, the committee has the authority to, among other things:

  .  select the individuals to whom awards will be granted,

  .  determine the type, size and terms and conditions of awards, and

  . establish the terms for treatment of awards upon a termination of employment.

Shares Available for Issuance

  Under the stock incentive plan, as amended, we will have a total of 5,862,265 shares of common stock available for the grant of awards, less the number of shares covered by outstanding awards which, as of May 1, 1999, totaled 5,345,337 shares. Included in the total of outstanding awards are options covering 2,008,784 shares granted at our April 14, 1999 stock option committee meeting to more than 900 of our employees and our three independent directors. These grants are subject to approval of the Amended and Restated Stock Incentive Plan by our stockholders.

  The maximum number of shares with respect to which we may grant awards to any individual during any calendar year is 900,000. If our capitalization changes, however, the committee may adjust the maximum number and class of shares with respect to which awards may be granted, the number and class of shares which are subject to outstanding awards and the purchase price. Not more than one-third of the number of shares reserved under the stock incentive plan may be used for grants of restricted stock. The maximum dollar amount that an individual may receive during the term of the stock incentive plan in respect of cash-denominated performance units may not exceed $2 million.

Terms of Stock Options

  The stock option committee will determine whether any option is a nonqualified or incentive stock option at the time of grant. The committee will also determine the per share exercise price of an option granted under the stock incentive plan at the time of grant. This will be set forth in the option agreement. The purchase price per share under each incentive stock option must not be less than 100% of the fair market value of our common stock as of the date of grant (or 110% in the case of an incentive stock option granted to a holder of more than 10% of our voting stock). Each option is exercisable at the dates and in the installments determined by the committee. All outstanding options will become fully exercisable if we have a change in control. In addition, the committee may accelerate the exercisability of any option at any time. Each option terminates at the time determined by the committee. However, the term of each option may not exceed ten years, or five years in the case of an incentive stock option granted to a 10% stockholder. The committee may accept the surrender of outstanding options and may grant new options in substitution for them.

  No options are transferable except by will or the laws of descent and distribution or, in the case of an option other than an incentive stock option, pursuant to a domestic relations order. An option other than an incentive stock option may, however, provide that it can be transferred to members of the optionee's immediate family, to trusts solely for the benefit of the immediate family members and to partnerships in which family members and/or trusts are the only partners. Options may be exercised during the optionee's lifetime only by the grantee or his guardian or legal representative. In the discretion of the committee, the purchase price for shares may be paid:

  .  in cash,

  . by transferring shares of common stock to us if such shares have been held by such person for at least six months prior to the exercise of the option, or

  .  by a combination of the foregoing.

  In addition, options may be exercised through a registered broker-dealer pursuant to cashless exercise procedures approved by the committee.

  The committee will set forth the terms and conditions applicable to any option upon a termination of the employment or service of the optionee.

Stock Appreciation Rights ("SARs")

  The stock incentive plan permits us to grant SARs either in connection with the grant of an option or as a freestanding right. A SAR permits a grantee to receive, upon exercise of the SAR, cash and/or shares, in an amount equal to the excess of the then per share fair market value over the per share fair market value on the date the SAR was granted or option exercise price, in the case of a SAR granted in connection with an option. When a SAR is granted, however, the committee may establish a limit on the maximum amount a grantee may receive on exercise. The committee will decide at the time that the SAR is granted the date or dates at which it will become vested and exercisable. If we have a change in control, all SARs become immediately and fully exercisable. The committee may accept the surrender of outstanding SARs and may grant new awards in substitution for them.

Dividend Equivalent Rights ("DERs")

  DERs may be granted in connection with any award under the stock incentive plan. DERs may be payable currently or deferred until the lapsing of the restrictions on the DERs or until the vesting, exercise, payment, settlement or other lapse of restrictions on the related award. DERs may be settled in cash, shares of common stock or a combination of cash and shares in single or multiple installments.

Restricted Stock

  The committee will determine the terms of each restricted stock award at the time of grant, including the price, if any, to be paid by the grantee for the restricted stock, the restrictions placed on the shares, and the time or times when the restrictions will lapse. In addition, at the time of grant, the committee may decide:

  . whether any deferred dividends will be held for the grantee or deferred until the restrictions lapse,

  . whether any deferred dividends will be reinvested in additional shares of common stock or held in cash,

  . whether interest will be accrued on any dividends that are not reinvested in additional shares of restricted stock, and

  . whether any stock dividends paid will be subject to the restrictions applicable to the restricted stock award.

  Unless included in an agreement at the time of the grant, the restrictions on the restricted stock will lapse if we have a change in control. Shares of restricted stock are non-transferable until all restrictions upon the shares lapse. The committee may accept the surrender of outstanding shares of restricted stock and may grant new awards in substitution for them.

Performance Units and Performance Shares

  The committee may also award performance units and performance shares. The vesting of performance units and performance shares will be based upon our attainment of specified performance goals set by the committee. The performance goals may include:

  .  earnings per share,

  .  share price,

  .  pre-tax profits,

  .  net earnings,

  .  return on equity or assets,

  .  return on certain specified assets,

  .  revenues,

  .  EBITDA,

  .  market share or market penetration,

  .  free cash flow, or

  .  any combination of these goals.

  When granting performance units or performance shares, the committee may provide the manner in which performance will be measured against the performance objectives. The committee may also adjust the performance objectives to reflect the impact of specified corporate transactions, special charges, foreign currency effects, accounting changes, and other similar extraordinary or nonrecurring events. Performance units may be expressed in dollars or in shares of common stock. Payments in respect of performance units will be made in cash, shares of common stock, shares of restricted stock or a combination of cash, shares of common stock or shares of restricted stock.

  The agreement evidencing the award of performance shares or performance units will include the terms and conditions of the awards, including those applicable if the grantee's employment terminates. If we have a change in control, all or a portion of the performance units will vest and the restrictions on all or a portion of the performance shares will lapse. The committee will determine these portions at the time of grant and they will be included in the agreement evidencing the award. The committee may accept the surrender of outstanding performance awards and may grant new awards in substitution for them.

Amendments and Termination

  The stock incentive plan will terminate on December 15, 2007. The Board may at any time amend or terminate the stock incentive plan. If required by law, no amendment or termination will be effective without the approval of our stockholders. In addition, no amendment or termination may alter or adversely impair any rights or obligations under any awards previously granted, except with the written consent of the grantee.

Certain Federal Income Tax Consequences

  The following discussion is a general summary of the principal federal income tax consequences under current law for awards granted to employees under the stock incentive plan. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

  Stock Options. An optionee will not recognize any taxable income upon the grant of a nonqualified stock option and we will not be entitled to a tax deduction with respect to the grant. Generally, upon exercise of a nonqualified option, the excess of the fair market value of common stock on the date of exercise over the exercise price will be taxable as ordinary income to the optionee. If we comply with applicable reporting requirements and with Section 162(m) of the Code, we will be entitled to a federal income tax deduction in the same amount and at the same time as the optionee recognizes ordinary income. The later disposition of shares acquired upon the exercise of a nonqualified option will ordinarily result in capital gain or loss to the optionee. Any gain will be subject to reduced tax rates if the shares have been held for more than twelve months.

  Except as described below, an optionee will not recognize taxable income at the time of grant or exercise of an incentive stock option, and we will not be entitled to a tax deduction with respect to the grant or exercise. However, the exercise of an incentive stock option may result in an alternative minimum tax liability for the optionee.

  Generally, if an optionee has held shares acquired upon the exercise of an incentive stock option for more than one year and more than two years after the date of grant of the incentive stock option, upon disposition of the shares by the optionee, the difference, if any, between the sales price of the shares and the exercise price will be treated as long-term capital gain or loss to the optionee.

  Generally, upon a sale or other disposition of shares acquired upon the exercise of an incentive stock option within one year after the date of exercise or within two years after the date of grant of the incentive stock option, any excess of the fair market value of the shares at the time of exercise of the option or, if less, at the time of disposition over the exercise price of such option will constitute ordinary income to the optionee. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise will generally be capital gain. Subject to any deduction limitation under Section 162(m) of the Code and our compliance with applicable reporting requirements, we will be entitled to a federal income tax deduction equal to the amount of the ordinary income recognized by the holder.

  Stock Appreciation Rights. The amount of any cash or the fair market value of any shares received upon the exercise of a stock appreciation right under the stock incentive plan will be includible in the grantee's ordinary income. If we satisfy applicable reporting requirements, we will be entitled to a federal income tax deduction equal to the amount of the ordinary income recognized by the grantee.

  Restricted Stock. A grantee will not recognize taxable income upon the grant of restricted stock. The recognition of any income will be postponed until the shares are no longer subject to any restrictions or the risk of forfeiture.
When either the restrictions or the risk of forfeiture lapses, the grantee will recognize ordinary income equal to the fair market value of the restricted stock at the time that the restrictions lapse. If we satisfy applicable reporting requirements, we will be entitled to a federal income tax deduction.

  A grantee may elect to be taxed when the restricted stock is granted. If the grantee makes this election, he will recognize ordinary income equal to the excess of the fair market value of the restricted stock at the time of grant over the amount paid, by the grantee for the shares. We are entitled to a federal income tax deduction at the time the grantee recognizes ordinary income in an amount equal to such income.

  Performance Shares and Performance Units. Generally, a grantee will not recognize any taxable income and we will not be entitled to a deduction upon the award of performance shares or performance units. When performance shares vest or the grantee receives a distribution with respect to performance units, the fair market value of the vested shares or the amount of any cash or shares received in payment for the awards generally is taxable to the grantee as ordinary income. If we satisfy applicable reporting requirements, we will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the grantee.

  Dividend Equivalents. A grantee recognizes ordinary income with respect to dividend equivalents in an amount equal to any cash received or the fair market value of any shares received in settlement of the dividend equivalents. If we satisfy applicable reporting requirements, we will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the grantee.

  Section 280G of the Code. Under certain circumstances, the accelerated vesting or exercise of options or stock appreciation rights, or the accelerated lapse of restrictions with respect to other awards, in connection with a change of control might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and we may be denied a federal income tax deduction.

  Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year. Section 162(m) of the Code does, however, allow a deduction for qualified "performance-based compensation", the material terms of which are disclosed to and approved by stockholders. The stock incentive plan has been structured so that in most circumstances compensation resulting from awards of options, stock appreciation rights, performance shares and performance units may qualify as "performance-based compensation", and, if so qualified, would be deductible. We do not expect that the application of Section 162(m) will result in any material non-deductibility of compensation awarded pursuant to the stock incentive plan. One condition for compensation to so qualify is that the stock incentive plan be approved by our stockholders. Accordingly, we are seeking stockholder approval of the stock incentive plan described in this proxy.

  The Board of Directors recommends a vote for the approval of the Amended and Restated Stock Incentive Plan.




Awards Made under the Amended and Restated 1997 Stock Incentive Plan

  Grants under the stock incentive plan are made at the discretion of the stock option committee of the Board; and, accordingly, future grants under the stock incentive plan are not yet determinable. The following table sets forth information concerning options granted under the 1997 stock incentive plan as of the date of this proxy statement.

                           New Plan Benefits Table(1)

                                                                  Shares Subject to Options Granted Under the Stock Incentive Plan
                                                                ------------------------------------------------------------------
                                                                     Shares Granted on         Shares Granted on April 14, 1999
Name and Position                                                    December 16, 1997         Subject to Stockholder Approval
-----------------                                                    -----------------         -------------------------------
Lawrence J. Ruisi                                                              900,000                                       -
Chief Executive Officer and President
Allen Karp                                                                           -                                       -
Chairman and Chief Executive Officer of Cineplex Odeon
Travis Reid                                                                    250,000                                  40,000
President, U.S. Operations
J. Edward Shugrue                                                              225,000                                  36,000
President, Loews Cineplex International
John C. McBride, Jr.                                                           150,000                                  24,000
Senior Vice President and General Counsel
All current executive officers as a group (includes 8 persons with           1,825,000                                 148,000
 respect to the stock incentive plan, in each case including those named above)
All current directors (including nominees for director) who are not                  -                                  15,000
 executive officers as a group (3 persons)
All employees (other than current executive officers and directors who         320,000                               1,845,784
 are not executive officers) as a group who were granted options under the stock incentive plan (924 persons)


----------
(1) Options reflected in this table do not include options granted to current and former Cineplex Odeon employees which were converted into options to purchase shares of our common stock in connection with the business combination of Loews and Cineplex Odeon.

                      Proposal 3 -- Approval of Auditors
--------------------------------------------------------------------------------
        The third proposal on the agenda for the Annual Meeting is the ratification of the Board's appointment of PricewaterhouseCoopers LLP as our independent auditors .

        The Board of Directors, upon the recommendation of its Audit Committee, has appointed PricewaterhouseCoopers LLP to serve as our independent auditors for the 2000 fiscal year, subject to the approval of our stockholders. PricewaterhouseCoopers LLP served as Loews Cineplex's auditors during the 1999 fiscal year.

        Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

        The Board of Directors recommends a vote for the ratification of PricewaterhouseCoopers LLP as our independent auditors for the 2000 fiscal year.


                             Executive Compensation
                             ----------------------


  The table below shows the before-tax compensation for the last three years of our five highest paid executive officers at the end of the 1999 fiscal year.


                           Summary Compensation Table

                                                                                                           Long-Term
                                                                                                        Compensation on
                                                                 Annual Compensation                      Securities
                                                 -----------------------------------------------------
                                      Fiscal                                          Other Annual        Underlying    All Other
Name and Position                      Year        Salary            Bonus          Compensation/(1)/       Options    Compensation
-----------------                     ------       ------            -----          -----------------     ----------   ------------
Lawrence J. Ruisi...................    1999     $746,026/(2)/     $500,000          $  113,671/(3)/              --  $ 21,444/(6)/
Chief Executive Officer                 1998     $728,875/(2)/     $500,000/(2)/     $1,796,933/(2)(4)/      900,000  $ 56,313
and President                           1997     $683,974/(2)/     $608,802/(2)/     $  655,200//(2)(5)/          --  $ 16,183

Allen Karp/(7)/.....................    1999     $572,543          $653,527/(8)/             --                   --  $  6,407/(9)/
Chairman and Chief Executive
 Officer of Cineplex Odeon
Travis E. Reid......................    1999     $441,960          $225,000                  --                   --  $ 16,177/(10)/
President, U.S. Operations              1998     $393,026          $225,000                  --              250,000  $ 12,116
                                        1997     $363,903          $175,000                  --                   --  $ 10,320
J. Edward Shugrue/(11)  /...........    1999     $320,109          $200,000          $   12,918/(12)/             --  $ 20,400/(13)/
President, Loews Cineplex               1998     $264,999          $150,000                  --              225,000        --
 International
John C. McBride, Jr./(14)/..........    1999     $339,400          $125,000          $   95,776/(15)/             --  $  8,555/(16)/
Senior Vice President                   1998     $ 39,162          $ 75,000                  --              150,000        --
and General Counsel

(1) Unless otherwise indicated, with respect to any individual named in the above table, the aggregate amount of perquisites and other personal benefits, securities or property was less than the lesser of $50,000 or 10% of the annual salary and bonus reported for the named executive officer.
(2) Includes amounts paid to Mr. Ruisi as President of Sony Retail Entertainment, a position in which Mr. Ruisi's responsibilities included oversight and direction of the Sony theatrical exhibition group.
(3) Represents amounts paid to Mr. Ruisi from the Sony Corporation of America deferred compensation plan.
(4) Represents amounts paid to Mr. Ruisi in connection with the termination of his employment agreement with Sony Retail Entertainment in satisfaction of certain outstanding incentive award obligations under the agreement.
(5) Represents amounts paid to Mr. Ruisi by Sony Retail Entertainment pursuant to its long-term incentive plan.

(6) Represents various amounts paid by us to Mr. Ruisi related to the following: $14,800 contributed to our savings plan, $6,479 in imputed income related to long-term disability insurance and $165 in premiums paid by us for term life insurance.
(7) Mr. Karp became an employee on May 14, 1998, upon the closing of the Loews/Cineplex combination.
(8) Includes a special bonus of $500,000 paid in connection with the Loews/Cineplex combination.
(9)  Represents amounts paid by us to Mr. Karp for insurance reimbursements.
(10) Represents amounts paid by us to Mr. Reid related to the following: $12,000 contributed to our savings plan, $3,563 in premiums paid by us for term life insurance and $614 in imputed income related to long-term disability insurance.
(11) Mr. Shugrue became an employee on August 1, 1998. Prior to this date, an allocation of salary and benefits was charged to Loews Cineplex by a Sony affiliate for services rendered by Mr. Shugrue to Loews Cineplex.
(12) Represents amounts paid to Mr. Shugrue under the Sony Pictures deferred compensation plan.
(13) Represents amounts paid by us to Mr. Shugrue related to the following:
     $14,800 contributed to our savings plan and $5,600 contributed to the Sony Pictures excess savings plan.
(14) Mr. McBride became an employee on January 1, 1998.
(15) Represents $14,836 paid to Mr. McBride under the Sony Pictures deferred compensation plan and $80,940 paid to Mr. McBride as relocation expenses.
(16) Represents amounts contributed to our savings plan by us for Mr. McBride.

  None of the named executive officers were granted options or stock appreciation rights during the last fiscal year.
             Aggregate Option Exercises and Fiscal Year-End Values

                                                             Number Of Securities                   Value Of Unexercised
                                                       Underlying Unexercised Options at           In-The-Money Options at
                           Shares Acquired                     February 28, 1999                      February 28, 1999
                                  On          Value    -------------------------------        ---------------------------------
Name                           Exercise      Realized    Exercisable     Unexercisable        Exercisable         Unexercisable
----                           --------      --------    -----------     -------------        -----------         -------------
Lawrence J. Ruisi........         -              -          500,000           400,000               -                     -
Allen Karp...............         -              -          517,150            18,750               -                     -
Travis Reid..............         -              -                -           250,000               -                     -
J. Edward Shugrue........         -              -                -           225,000               -                     -
John C. McBride, Jr......         -              -                -           150,000               -                     -

Employment Agreements

  Mr. Ruisi. Effective May 14,1998, we entered into an employment agreement with Mr. Ruisi for a term of five years. During his employment term, Mr. Ruisi will serve as President and CEO of Loews Cineplex and be a director of Loews Cineplex and Cineplex Odeon Canada. Mr. Ruisi will be paid a base salary of $750,000 each year. He will also be eligible to participate in all of our then-operative employee benefit plans applicable generally to our senior executives. Moreover, Mr. Ruisi will be eligible to receive an annual bonus targeted at $500,000 plus a specified cost of living adjustment (but in any event not less than $250,000 plus the specified cost of living adjustment). In addition to the initial grant of options to purchase 900,000 shares of our common stock at an exercise price of $13.125, Mr. Ruisi will be granted at least an additional 100,000 options on May 13 of each of the years 2000, 2001 and 2002.

  If we terminate Mr. Ruisi's employment without cause, Mr. Ruisi will receive:

  . his accrued but unpaid salary and benefits and a pro rata portion of the minimum annual bonus for the year of termination, and

  . his base salary, employee benefits and minimum annual bonus that would have been payable during the balance of his employment term.

  In addition, any options awarded before his termination will vest immediately and continue to be exercisable in accordance with our stock incentive plan for up to twelve months from the termination date. In all other termination events, Mr. Ruisi will receive his accrued but unpaid salary and benefits and a pro rata portion of the Minimum Annual Bonus for the year of termination.

  Mr. Karp. We assumed from Cineplex Odeon an employment agreement between Allen Karp and Cineplex Odeon for an employment term ending on May 14, 2001. During his employment term, Mr. Karp will receive a minimum base salary of $550,000 per year, certain employee benefits and a guaranteed minimum annual bonus of $155,000.

  We have the option to provide written notice of non-renewal of Mr. Karp's employment agreement and, if we so notify him on or before one year before the end of his employment term, we have the further option to terminate Mr. Karp's employment one year before the end of his employment term. In the latter case, or if we provide written notice of non-renewal during the first six months of the last year of his agreement, Mr. Karp will generally receive an amount equal to two times the average of the sum of his annual base salary plus minimum bonus paid and any annual bonus paid or payable in excess of his minimum bonus in respect of the three preceding calendar years, together with any compensation previously deferred and not yet paid.

  If we provide written notice of non-renewal at least one year before the expiration of his agreement but do not terminate Mr. Karp's employment effective one year prior to the expiry of his agreement, he will receive a termination payment when his employment terminates in an amount equal to his then annual base salary plus the minimum bonus, together with any compensation previously deferred and not yet paid by us.

  If we provide written notice of non-renewal, then, in certain circumstances, Mr. Karp may opt to terminate his employment on 90 days' notice, in which case he will be entitled to a termination payment equal to the base salary plus minimum bonus which would have been paid to him from the date of termination of his employment to what would have been the expiration of his employment term, together with any compensation previously deferred and not yet paid.

  If Mr. Karp's employment agreement is terminated as a result of a material breach by us, he is entitled to a payment equal to the greater of:

  . his most recent annual bonus (which must be at least his minimum bonus) plus the base salary then being paid which would have otherwise been paid from the date of termination of employment to the expiration date of the agreement, or

  . two times the sum of the annual base salary and minimum bonus then being paid plus his most recent annual bonus paid to the extent it exceeds his minimum bonus.

  If, however, the sum of (a) the Aggregate Compensation (as defined below) which would have been paid to him from the date of termination of employment to the expiration date of the agreement plus (b) an amount equal to one times the Aggregate Compensation is greater than the amount described in the previous paragraph, then that is the termination payment to which he is entitled. In addition, Mr. Karp will be entitled to any compensation previously deferred and not yet paid by us.

  We may also terminate Mr. Karp's employment on not less than six months' notice or payment of six months' base salary plus minimum bonus in lieu of notice at any time during the employment term. In the event of such termination, Mr. Karp will receive an amount equal to the average of his annual base salary plus minimum bonus and any bonus paid or payable to the extent it exceeded his minimum bonus in respect of the three preceding calendar years (the ''Aggregate Compensation'') which would have otherwise been paid to him from the date of termination of his employment to the expiration date of the agreement. In addition, Mr. Karp will be entitled to an amount equal to one times the Aggregate Compensation, as well as any compensation previously deferred and not yet paid by us.

  Mr. Karp has the right to terminate his employment at any time until June 14, 1999 in which event he will receive approximately $2.8 million, plus any previously deferred but unpaid amounts.

  We and Mr. Karp have agreed that Mr. Karp will continue as chairman and chief executive officer of Cineplex Odeon Canada until January 1, 2002, with a mutual option to extend for a further two years. We and Mr. Karp are currently structuring a new employment contract for the extended term.

  Generally all Mr. Karp's unvested stock options will immediately vest upon termination. He will then be entitled to exercise his stock options at any time until the expiration of each such option.

  Travis Reid. Mr. Reid entered into an amendment to his employment contract with us, effective May 1, 1998. His contract has a term of three years, and we have an option to extend the contract for an additional two years. Mr. Reid's employment agreement provides for an annual base salary of $450,000, with annual cost of living increases at the end of years one, two and four and a $50,000 increase at the end of year three should we exercise our option to extend the agreement. Mr. Reid's agreement provides for an annual bonus targeted at $200,000, which is subject each year to the attainment of goals to be established by the Board.

  J. Edward Shugrue. Mr. Shugrue entered into an employment agreement with us effective December 15, 1997, to serve as President-International Operations for a term of four years. We have a one year option to extend. Mr. Shugrue's agreement provides for an annual base salary of $450,000, with annual cost of living increases at the end of years one, two and four and a $50,000 increase at the end of year three. The agreement also provides for a signing bonus of $75,000, an annual bonus targeted at $200,000, which is subject each year to the attainment of goals to be established by the Board, and reimbursement of relocation and related transportation expenses. Pursuant to his employment agreement, we made Mr. Shugrue a full-recourse interest-bearing loan in the amount of $1.25 million.

  John C. McBride, Jr. Mr. McBride entered into an employment agreement with us effective January 19, 1998 for a term of five years. Mr. McBride's agreement provides for an annual base salary of $325,000, with annual cost of living increases at the end of years one, two and four and a $25,000 increase at the end of year three. The agreement also provides for an annual bonus targeted at between $75,000 and $125,000, which is subject each year to the attainment of performance goals to be established by the Board.

  According to the employment agreements for Messrs. Reid, Shugrue and McBride, during their respective employment terms, they are also entitled to participate in all employee benefit plans applicable generally to our senior executives. They also receive car allowances. If we terminate the employment of any of Messrs. Reid, Shugrue or McBride without cause prior to the expiration of their respective terms, the executive will receive his base salary and his target bonus through such date, reduced by any compensation paid or payable to him in respect of subsequent employment for the same period.




                    Executive Compensation Committee Report
                    ---------------------------------------


Overview

  Loews Cineplex became a publicly traded company only on May 14, 1998 when Sony Pictures combined its Loews Theatres division with Cineplex Odeon. The combination culminated from the shared vision of Sony Pictures, Cineplex Odeon and Cineplex's two principal stockholders, Universal Studios and the Claridge Group, creating the world's largest publicly traded motion picture exhibition company in terms of revenues and cash flows.

  A key element of the combination, and an important focus of the negotiations that led up to it, was putting in place a strong management team. In order to attract and retain strong management, Sony Pictures, then our sole stockholder, and Cineplex Odeon, with input from Universal and the Claridge Group, retained our current management under long-term employment contracts. These contracts govern the terms of compensation we paid our executives in fiscal 1999.

  The Board formed the compensation committee in October 1998 to establish the salaries and other compensation of our executive officers going forward.

  The committee consists of two Sony Pictures directors, one Universal director and one Claridge director. Accordingly, the committee represents the viewpoints of the stockholders who played the largest role in negotiating the employment contracts with the executive team. We expect to carry the philosophy underlying these contracts forward into the future.

  Our principal stockholders designed our executive compensation program to:

  . retain executive officers by paying them competitively, motivate them to contribute to our success, and reward them for their performance,

  . link a substantial part of each executive officer's compensation to our performance and the performance of the individual executive officer, and

  .  encourage ownership of our common stock by executive officers.

  As discussed below, the program consists of, and is intended to balance, three elements:

  . Salaries. We expect to base salaries on an evaluation of individual job performance.

  . Bonuses. We expect to base bonuses on an evaluation of both individual and company performance against qualitative and quantitative measures.

  . Long-Term Incentive Compensation. We award long-term incentive compensation, consisting of stock options, to ensure that incentive compensation is linked to the long-term performance of Loews Cineplex and its common stock.

Evaluation of Executive Performance

  We do not expect to rely solely on predetermined formulas or a limited set of criteria when evaluating the performance of the CEO and the other executive officers. Instead, we expect to consider:

  .  management's overall accomplishments,

  .  the accomplishments of the individual executives,

  .  our financial performance, and

  .  other criteria discussed below.

  During the 1999 fiscal year, management continued to effectively implement its long-term strategies, which included:

  . successfully combining the theatre operations of Loews Theatres and Cineplex Odeon,

  . successfully eliminating costs that we had targeted for elimination following the Loews/Cineplex combination,

  . opening new locations/screens as we continue our aggressive new build program,

  .  improving operating margins, particularly in the Cineplex Odeon circuit,

  .  developing and expanding our international operations,

  .  restructuring our market capitalization, and

  . aggressively closing 54 locations aggregating 173 screens at nonperforming or nonstrategic theatres, particularly in the Cineplex Odeon circuit.

  The committee believes that the success of these strategies is evidenced by:

  .  our strong financial performance in fiscal 1999,

  . our improvement of pro forma operating margins, particularly in concessions per capita,

  . successful completion of the international joint venture, Yelmo Cineplex, and

  .  our integration of Cineplex Odeon and Sony Pictures' theatre operations.

  The committee also expects to consider management's responses to the stronger competition due, in part, to the consolidation of film exhibition companies. It is the committee's opinion that, in this highly competitive environment, management continues to effectively develop and implement strategies that position Loews Cineplex to remain a leader in the film exhibition industry.

Total Compensation

  In negotiating arrangements currently in place, the parties established target total compensation levels of our executives with due consideration of compensation paid by our competitors. The total compensation package for each executive has the three basic components indicated above and discussed in more detail below.

Salaries

  Current salaries were set pursuant to individual employment agreements before the committee was established. However, the committee believes that current salaries are consistent with:

  . the committee's evaluation of each officer's individual job performance, and

  .  an assessment of Loews Cineplex's performance.

  Mr. Ruisi's salary paid by Loews Cineplex for fiscal 1999 totaled $746,026. For fiscal 2000, his salary will be $750,000 plus a cost of living allowance.

  The 1999 salaries of the other named executive officers are shown in the "Salary" column of the Summary Compensation Table.

Bonuses

  The second element of the executive compensation program is the bonuses.

  Our employment contracts with key executives provide for the payment of targeted annual bonuses in the event that individual or company performance criteria established by the Board are met or exceeded. In some cases, we are also obligated to pay guaranteed minimum annual bonuses to key executives unrelated to performance.

  For fiscal 1999, a bonus of $500,000 for Mr. Ruisi was approved by the committee and confirmed by the Board. The Bonuses for fiscal 1999 paid to each of the other named executive officers are shown in the "Bonus" column of the Summary Compensation Table.

Long-Term Incentive Compensation

  In 1999, Mr. Ruisi and the other executive officers were eligible to participate in Loews Cineplex's Stock Incentive Plan, the third element of executive compensation.

  In fiscal 1999 we granted stock options to the named executive officers pursuant to the terms of the stock incentive plan and, in some cases, under the terms of their employment contracts described above.

Tax Policy

  Section 162(m) of the Internal Revenue Code, limits the tax deduction available to us to $1 million for compensation paid to our chief executive officer and our four other most highly compensated officers who are employed by us on the last day of the taxable year, but does not disallow a deduction in excess of this limit for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. Our policy with respect to the tax deductibility of compensation under Section 162(m) is to structure and administer our plans and arrangements in compliance with the requirements of Section 162(m) to the extent such compliance is practicable. Based on our current levels of executive compensation and the administration of our plans and arrangements, we do not expect that the application of Section 162(m) will result in any material non-deductibility of compensation.

Compensation Committee Interlocks and Insider Participation

  None of the Committee members is or has been an officer or employee of Loews Cineplex. No executive officer of Loews Cineplex currently serves on the compensation committee or any similar committee of another public company.

Glossary

  Named executive officers refers to the five most highly compensated executive officers of Loews Cineplex: Messrs. Ruisi, Karp, Reid, Shugrue and McBride.

                         By the compensation committee:


                                   Mr. Henny
                                 Senator Kolber
                                 Mr. Lemberger
                                  Ms. Randall

                               Performance Graphs
                               ------------------



  This graph compares our total stockholder returns (assuming reinvestment of dividends), the Standard & Poor's 500 Composite Stock Index ("S&P 500"), and an industry peer index compiled by us that consists of Carmike Cinemas, Inc., AMC Entertainment, Inc. and GC Companies, Inc. (the "Peer Group"). The Peer Group consolidation was done on a weighted average basis (market capitalization basis, adjusted at the beginning of each year). The graph assumes $100 invested at the per share closing price of the common stock on the New York Stock Exchange Composite Tape on May 14, 1998, the first day our stock traded on the exchange (upon consummation of the Loews/Cineplex combination), in Loews Cineplex and each of the other indices.

                       Cumulative Total Stockholder Return

                                   [GRAPHIC]

                       15 May 98  May-98 Jun-98  Jul-98  Aug-98  Sep-98  Oct-98  Nov-98  Dec-98  Jan-99  Feb-99
                       ---------  -------------  ------  ------  ------  ------  ------  ------  ------  ------
        Loews Cineplex  100.00    82.34   68.34   57.00   42.00   46.34    56.00   56.34   54.00   53.33   50.34
        S&P 500         100.00    98.55  102.55  101.46   86.81   92.37    99.88  105.93  112.03  116.71  113.08
        Peer Group      100.00    94.24   96.41   88.07   73.88   69.25    71.74   79.41   89.25   76.16   72.67

  The following graph shows how Loews Cineplex total stockholder returns compared with its total stockholder returns (assuming reinvestment of dividends) with the S&P 500 and the Peer Group since the consummation of the public offering of our stock on July 30, 1999, which increased our public float significantly. We believe that as a result of the public offering the higher float and liquidity of our common stock has enhanced our stock performance and is better representative of our business fundamentals. The graph assumes $100 invested at the per share closing price of the common stock on the New York Stock Exchange Composite Tape on July 30, 1998, the first trading day following the public offering of our stock, of Loews Cineplex and each of the other indices.

                       Cumulative Total Stockholder Return

                                   [GRAPHIC]

                        30 Jul 98   Aug 98    Sep 98    Oct 98    Nov 98  Dec 98   Jan 99  Feb 99
                        ---------   ------    ------    ------    ------  ------  -------  ------
        Loews Cineplex   100.00      71.59     78.98     95.45     96.03   92.05   90.91   85.80

        S&P 500          100.00      83.89     89.26     96.52    102.37  108.26  112.79  109.28

        Peer Group       100.00      82.40     77.25     80.02     88.57   99.55   84.95   81.06


                              Related Transactions
                              --------------------

  Sony Pictures and Universal are major film studios and distributors. We exhibited films distributed by Sony Pictures and Universal in the past and expect to continue to do so in the future. We pay Sony Pictures and Universal based on negotiated and/or contracted rates established on terms that we believe are equivalent to an arm's-length basis. At February 28, 1999, we owed Sony Pictures approximately $2.0 million and Universal approximately $1.8 million under film licensing agreements. We recognized approximately $33.8 million in film rental expenses relating to the exhibition of films distributed by Sony Pictures and approximately $20.2 million in film rental expenses relating to the exhibition of film distributed by Universal, in each case, for the 1999 fiscal year.

  Together with Sony Corporation of America, we have ongoing obligations under the following agreements:

  . Trademark Agreement. Sony Corporation of America has granted Loews Cineplex a five-year right to use the trademark ''Sony'' and all goodwill associated with the mark in connection with the operation of two of our theatres, the Sony Lincoln Square theatre in New York City and a new theatre we are opening at Sony's Metreon entertainment/ retail complex in San Francisco.

  . Tax Sharing and Indemnity Agreement. Sony Corporation of America is responsible for and will indemnify us and our U.S. subsidiaries against certain consolidated, combined and unitary federal, state, local and foreign income, franchise and capital taxes for all taxable years ending on or prior to the closing of our combination with Cineplex Odeon, except for taxes incurred by us and our U.S. subsidiaries after that date arising by reason of an audit or court proceeding. The agreement also sets forth procedures for (1) preparing and filing consolidated combined and unitary federal and state income, franchise and capital tax returns with respect to taxable years ending on or prior to the combination and (2) the conduct and settlement of certain tax audits and proceedings with respect to these taxable years. Finally, we have agreed to indemnify and hold harmless Sony Corporation of America and Sony Pictures with respect to certain liabilities that may arise in connection with agreements that we assumed from them at the time of the combination.

  . Transition Services Agreement. Sony Corporation of America and Sony Pictures have agreed to provide us with specified administrative services to the extent we require such services to conduct our operations in the ordinary course of business. They have agreed to provide these services at prices and rates, and subject to termination, as Sony Pictures and we may agree upon. These terms must be no less favorable to us than would be obtainable from unaffiliated third parties.

  An affiliate of Sony Corporation of America is developing an entertainment/retail complex in San Francisco. We have entered into a lease on terms that we believe are equivalent to arm's-length terms to operate a 3D IMAX(R) theatre and a state-of-the-art 15-screen multiplex theatre located in this complex.

  Jim Loeks and Barrie Lawson-Loeks, who were our co-chairmen until April 1998, are also 50% partners in Star Theatres through their ownership interest in Loeks Michigan Theatres, Inc.

  In connection with the sale of its remaining 51% interest in the Film House Partnership to The Rank Organization PLC in March 1990, Cineplex Odeon agreed to provide, without cost, on-screen advertisements of Universal Studios, Florida and Universal Studios, California until March 2000. Universal Studios, Florida, a motion picture and television theme amusement park, is a joint venture between Universal and The Rank Organization. Universal Studios, California, a motion picture and television theme amusement park, is owned by Universal.

  Cineplex Odeon has, since 1984, participated in a joint venture with a group of investors which developed a theatre complex at the southwest corner of Yonge and Eglinton Streets in Toronto. The investor group, in which Senator Kolber, one of our directors, and/or associates of Senator Kolber, have a minority interest, contributed Cdn$3.3 million of the total financing required to complete the project. They are entitled to repayment of their portion of the financing, together with interest, and to ongoing participation in the revenue derived from the project. For the fiscal year ended February 28, 1999, we paid approximately $400 thousand to our joint venture partners.

  In September 1990, Cineplex Odeon sold its interest in the Universal City Cinema motion picture theatre facility located at the Universal City, California retail and entertainment complex to Universal. Universal has retained us to manage the theatre on a long-term basis for a fee of 3% of gross revenue plus 3% of net cash flow from the multiplex. During a three-year period beginning from and after the later of (1) May 14, 2000 and (2) the fifteenth day of the month following the first month end as of which our debt is less than 4.75 times our consolidated EBITDA for the 12-month period then ended, Universal can cause us to lease the Universal City Cinema for 20 years. If Universal exercises this right, we will pay Universal, for entering into the lease and conveying the related personal property, a cash payment equal to (1) ten times the cash flow of the Universal City Cinema for the 12-month period ended on the last day of the month preceding Universal's notice of exercise minus (2) the cost of eliminating any deficiencies from the operating requirements and standards set forth in the lease. Universal's put right will terminate three years after it first becomes exercisable. For the fiscal year ended February 28, 1999, we received approximately $400 thousand under this management agreement with Universal.

  We also currently operate the 18-screen Universal City theatre at Citywalk in Los Angeles which is scheduled to include a new IMAX theatre. Additionally, under a 50/50 joint venture agreement with Universal, we are constructing a 20-screen theatre at Universal Studios in Orlando, Florida.

  In connection with the completion of the public offering of shares of our common stock on July 30, 1998, the shares of Class A non-voting common stock then held by Sony Pictures in Loews Cineplex were, by their terms, automatically converted into an equal number of shares of our voting common stock.

  In connection with the exercise of anti-dilution rights granted to Universal at the time of the combination of the Loews Theatres exhibition business and Cineplex Odeon, we issued to Universal, on August 5, 1998, 3,255,212 shares of our common stock for no additional consideration. These anti-dilution provisions terminated upon issuance of these shares.

  Pursuant to his employment agreement, we made Mr. Shugrue a full-recourse interest bearing bridge loan in the amount of $1.25 million. The loan bears interest at Loews Cineplex's cost of funds plus 1% and is secured by real property and a portfolio of investment securities owned by Mr. Shugrue's family trust.


                                Stock Ownership
                                ---------------

  The following shows the number of Loews Cineplex common shares beneficially owned as of this date by:

 .    each person who we know beneficially owns more than five percent of Loews
     Cineplex's common shares,
 .    each of our directors,
 .    each executive officer named in the Summary Compensation Table on page 14
     and
 .    the directors and executive officers as a group.

                                                                           Shares Beneficially Owned
                                                                      ------------------------------------
Name and Address of Beneficial Owner                                    Number               Percent
---------------------------------------------------                   -------------     ------------------
Common Stock, par value $.01 per share
 5% Stockholders:
  Sony Pictures Entertainment Inc.                                    23,137,111/(1)/          39.5%
  550 Madison Avenue
  New York, New York 10022
  Universal Studios, Inc.                                          14,946,461/(1)(2)/          25.5%
  100 Universal City Plaza
  Universal City, CA 91608
  The Claridge Group                                                4,324,003/(1)(3)/           7.4%
  c/o Claridge Inc.
  1170 Peel Street, 8th Floor
  Montreal, Quebec H3B 4P2
 Directors:/(4)/
  George Cohon                                                                    900             *
  Nora Ephron                                                                       -             -
  Marinus N. Henny                                                         5,000/(5)/             *
  Ronald N. Jacobi                                                          230 /(5)/             *
  Hon. E. Leo Kolber                                                     350,309/(6)/             *
  Kenneth Lemberger                                                             /(5)/             *
  Ron Meyer                                                                     /(7)/             *
  Brian C. Mulligan                                                             /(7)/             *
  Yuki Nozoe                                                                    /(5)/             *
  Karen Randall                                                                 /(7)/             *
  Hellene Runtagh                                                               /(7)/             *
  Howard Stringer                                                               /(5)/             *
  Robert J. Wynne                                                               /(5)/             *
  Mortimer B. Zuckerman                                                         1,000             *

                                                                           Shares Beneficially Owned
                                                                      ------------------------------------
Name and Address of Beneficial Owner                                    Number               Percent
---------------------------------------------------                   -------------     ------------------
 Executive Officers:
  Lawrence J. Ruisi                                                      650,000/(8)/           1.1%
  Allen Karp                                                             518,864/(9)/             *
  Travis Reid                                                            50,000/(10)/             *
  J. Edward Shugrue                                                      45,000/(11)/             *
  John C. McBride, Jr.                                                   30,000/(12)/             *

 All Directors and Executive Officers
 as a Group (22 persons)                                                    1,719,303           2.9%
Class B Non-Voting Common Stock, par value $.01 per share
  Universal Studios, Inc.                                                      80,000          95.2%
  100 Universal City Plaza
  Universal City, CA 91608

----------
* Indicates beneficial ownership or control of less than 1.0% of the outstanding shares of common stock.
(1)  All of such shares are subject to the terms of the Stockholders Agreement.
(2) The Seagram Company Ltd. owns an approximately 92% indirect interest in Universal. Descendants of the late Samuel Bronfman and trusts established for their benefit (the ''Bronfman Trusts'') beneficially owned, directly or indirectly, an aggregate of 115,243,154 of Seagram shares, representing approximately 28.6% of the then outstanding Seagram shares, and, pursuant to two voting trust agreements, Charles R. Bronfman served as the voting trustee for approximately 27.9% of the then outstanding Seagram shares and a voting trustee for approximately 0.4% of the then outstanding Seagram shares.
(3) Excludes 9,926 and 7,500 shares of common stock owned by the wives of Mr. Bronfman and Senator Kolber, respectively, as to which beneficial ownership has been disclaimed. Members of the Claridge Group and their holdings of voting securities are as follows:

    - The Charles Rosner Bronfman Discretionary Trust: 1,918,907 shares,
    - The Charles Bronfman Trust: 1,000,000 shares,
    - The Charles R. Bronfman Trust: 1,000,000 shares,
    - Bojil Equities Inc.: 350,309 shares with respect to which Senator Kolber exercises voting control, but disclaims beneficial ownership,
    - The Phyllis Lambert Foundation: 31,410 shares, and
    - Ayemel Canada Inc.: 23,377 shares with respect to which Arnold Ludwick may be deemed the beneficial owner, but disclaims beneficial ownership.
     Charles Rosner Bronfman may be deemed to share beneficial ownership of the shares held by the three trusts listed above.
(4) Excludes management directors Messrs. Ruisi and Karp, who are included below under Executive Officers.
(5) Excludes 23,137,111 shares of common stock owned by Sony Pictures. Messrs. Henny, Jacobi, Lemberger, Nozoe, Stringer and Wynne, officers of Sony Pictures or its affiliates, disclaim beneficial ownership of all Loews Cineplex shares owned by Sony Pictures.
(6) Includes 350,309 shares of Loews Cineplex common stock over which Senator Kolber has voting control but which are owned directly by Bojil Equities Inc. and as to which Senator Kolber disclaims beneficial ownership. Excludes 7,500 shares of common stock beneficially owned by Senator Kolber's wife, as to which he disclaims beneficial ownership.
(7) Excludes 14,946,461 shares of common stock and 80,000 shares of Class B common stock owned by Universal. Messrs. Meyer and Mulligan, Ms. Randall and Ms. Runtagh, officers of Universal or its affiliates, disclaim beneficial ownership of all Loews Cineplex shares owned by Universal.
(8)  Includes 600,000 options currently exercisable.
(9) Includes 1,714 shares of common stock which are beneficially owned by the Allen and Sharon Karp Trust, as to which Mr. Karp disclaims beneficial ownership, and 517,150 shares of common stock which relate to options currently exercisable.
(10) Represents 50,000 options currently exercisable.
(11) Represents 45,000 options currently exercisable.
(12) Represents 30,000 options currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in our shares with the SEC and the New York Stock Exchange. Based on our records and other information, we believe that during the 1999 fiscal year our directors and executive officers, except Mr. Zuckerman, Ms. Ephron and Ms. Randall who were late in filing their initial statement of beneficial ownership, met all applicable SEC filing requirements.

                             Stockholders Agreement
                             ----------------------



  The following is a brief summary of our Stockholders Agreement with Sony Pictures, Universal and the Claridge Group.

The Board of Directors

  The Stockholders Agreement requires us to have a 16-member Board of Directors. Two of these members must be the most senior executives of Loews Cineplex. At least three others must be independent directors. The current management directors are Lawrence J. Ruisi, who is our President and Chief Executive Officer, and Allen Karp, who is Chairman and Chief Executive Officer of Cineplex Odeon Corporation. As long as Mr. Karp is an executive officer of Loews Cineplex or an affiliate, the Agreement says that he must be one of the management directors.

  An "independent director" is any director who:

  . is free from any relationship that, in the opinion of the nominating committee, would interfere with the exercise of independent judgment as a director,

  . is not an affiliate of Loews Cineplex, Sony Pictures, Universal or the Claridge Group or a current or former officer of Loews Cineplex, Sony Pictures or Universal or any of their respective subsidiaries,

  . does not also act on a regular basis as an individual or representative of an organization serving as a professional advisor, legal counsel or consultant to management of Loews Cineplex, Sony Pictures, Universal or the Claridge Group or any of their respective subsidiaries, and

  . does not represent, and is not a member of the immediate family of, a person who does not satisfy the requirements of foregoing four categories.

  Sony Pictures, Universal and the Claridge Group are entitled to designate for nomination for election to our Board, the number of directors that generally corresponds to the percentage of our voting shares they each own, as follows:

                                                        Number of
Applicable Percentage                                   Directors
---------------------                                   ---------
Greater than 6.25% and less than 9.375%...........           1
Greater than 9.375% and less than 15.625%.........           2
Greater than 15.625% and less than 21.875%........           3
Greater than 21.875% and less than 28.125%........           4
Greater than 28.125% and less than 34.375%........           5
Greater than 34.375% and less than 40.625%........           6
Greater than 40.625% and less than 46.875%........           7
Greater than 46.875% and less than 53.125%........           8
Greater than 53.125% and less than 59.375%........           9
Greater than 59.375% and less than 65.625%........          10
Greater than 65.625% and less than 71.875%........          11
Greater than 71.875% and less than 78.125%........          12
Greater than 78.125% and less than 84.375%........          13
84.375% and greater...............................          14

  As described below, Sony Pictures and Universal must consent to our issuance of voting shares above specified thresholds. If we issue shares below these thresholds at a time when their consent would be required for an issuance above the thresholds, we do not include the new shares in calculating these percentages. The Stockholders Agreement refers to these percentages as the "applicable percentage" and they are used to define the rights of Sony Pictures, Universal and the Claridge Group in a number of important areas.

  The following additional limitations and exceptions apply to the general rule of proportionality in Board representation:

  . until May 14, 2003, the Claridge Group is entitled to designate one director if it owns more than 3.5% of our common stock, and, after May 14, 2003, if it owns more than 5%,

  . if Sony Pictures, Universal and the Claridge Group would together be entitled to designate more than 14 directors, each of the thresholds on the chart will be increased by the smallest percentage that would result in their being entitled to 14 directors; and

  . until May 15, 2002, no stockholder is entitled to designate more than eight directors. This cap ends, however, if a stockholder would be entitled to designate more than eight directors on the basis of its "adjusted applicable percentage" ownership of our voting shares. In calculating this percentage, the agreement generally lets a stockholder count the shares it owned at the closing of the combination, shares acquired from each other and their permitted transferees, shares acquired through their exercise of the equity purchase rights described later on and shares acquired through stock splits and the like. It does not let them count shares acquired in the market, in privately negotiated purchases from third parties or by direct purchases from us except through the exercise of equity purchase rights.

  Sony Pictures, Universal and the Claridge Group also agreed among themselves that:

  . none of them will be entitled to designate more than six directors. However, this cap also ends if one of the stockholders could designate a majority of the directors on the basis of its "adjusted applicable percentage". In addition, this cap increases from six directors to seven if the "applicable percentage" of one of the stockholders exceeds 45% on or after May 14, 2001.

  . at any time that either Sony Pictures or Universal's "applicable percentage" equals or exceeds 40.625% and the six-director cap applies, the other has agreed that one of its Board designees will be an independent director so long as its "applicable percentage" equals or exceeds 21.875%.

  If Sony Pictures, Universal and the Claridge Group collectively can designate 13 or more directors, at least one of the individuals designated by each of Sony Pictures and Universal will be an independent director, unless one of them is only entitled to designate one director. In this case, two of the designees of the other must be independent.

  We and the other parties to the Stockholders Agreement have agreed that, except for the stockholder designees and the management directors, everyone else that we nominate to our Board will be independent, unless the sitting independent directors waive this requirement.

  Sony Pictures, Universal and the Claridge Group have agreed to vote their voting shares to cause each of their designees and each of the independent directors and management directors designated by the nominating committee to be elected to the Board. We have also agreed to use our best efforts to cause the election of these designees and nominees.

  At each Board election, the nominating committee is charged with designating the management directors and the independent directors and determining whether prospective nominees as management directors and independent directors meet the criteria for these positions. The Stockholders Agreement requires the nominating committee to comprise four directors, consisting of two independent directors designated by a majority of the independent directors, one designee of Sony Pictures and one designee of Universal. The nominating committee does not consider nominees recommended by other stockholders.

  The Stockholders Agreement requires each committee of the Board to include a number of Sony Pictures directors and Universal directors proportionate to the numbers of their designees then serving on the whole Board. The Stockholders Agreement contains other provisions relating to committees and various provisions relating to the procedures, including meetings and agendas, and the powers of the Board.

  Sony Pictures, Universal and the Claridge Group have each agreed that they will not without the prior written consent of both Sony Pictures and Universal:

  . seek the election or removal of any director, except as contemplated in the Stockholders Agreement,

  . subject any shares of common stock to any arrangement with respect to the voting of such shares,

  . subject to certain exceptions, engage in any ''solicitation'' within the meaning of Rule 14a-11 under the Exchange Act of proxies or consents or become a ''participant'' in any ''election contest'' within the meaning of Rule 14a-11 under the Exchange Act with respect to Loews Cineplex, or

  . form a "group" with respect to any shares of common stock within the meaning of Section 13(d)(3) of the Exchange Act, other than a group consisting of other parties to the Stockholders Agreement, any of their affiliates and permitted transferees.

Consent Rights

  So long as either Sony Pictures or Universal has an "applicable percentage" of at least 17.86%, it will have the right to consent to specified actions by us and our subsidiaries, including:

  .  voluntary bankruptcy filings by us or any ''significant subsidiary'',

  .  acquisitions and dispositions meeting specified tests of materiality,

  . with limited exceptions, engaging in any business other than the exhibition of films,

  . transactions with Sony Pictures or Universal or any of their respective affiliates involving more than $1,000,000 per calendar year, excluding arm's-length transactions in the ordinary course of business, including film booking arrangements,

  .  changing the number of directors comprising the entire Board,

  . issuing any voting shares or their equivalents exceeding specified thresholds,

  . paying cash dividends or making any other cash distributions on any shares of our capital stock or securities convertible into, exchangeable or exercisable for, our capital stock exceeding specified thresholds,

  . incurring any debt in excess of specified amounts, with specified exceptions,

  . hiring, or renewing the employment contract of, either of our two most senior executive officers,

  . entering into any arrangement with any holder of voting shares in the holder's capacity as a holder which subjects actions taken by us or any of our subsidiaries to the prior approval of any person,

  . entering into certain discriminatory stockholder arrangements, including any stockholders rights plan, and

  .  amending our by-laws by action of the Board.

  Sony Pictures and Universal have additional consent rights if we fail to meet specified budgeted financial targets, including the right to approve:

  .  a new five-year strategic business plan,

  .  making capital expenditures exceeding specified thresholds,

  .  incurring any debt in excess of specified amounts,

  .  incurring liens to secure unsecured debt, and

  .  issuing any of our capital stock.

  Some of these consent rights have exceptions.

  Any dispute between us and either Sony Pictures or Universal relating to these consent rights must be submitted to arbitration by an independent arbitrator. Pending resolution of the dispute, which generally must be resolved within ten business days of its submission, we may not take the action which is the subject of the dispute.

  Moreover, Sony Pictures, Universal and the Claridge Group have each agreed to vote their shares or cause their designees to the Board to vote, at the request of Sony Pictures or Universal, against any action of the Board or stockholders, related to any

  .  merger,

  .  voluntary liquidation, dissolution or winding up of Loews Cineplex,

  .  amendment or restatement of our certificate of incorporation, or

  .  amendment or repeal of any provision of Loews Cineplex's by-laws.

  These rights apply only if Sony Pictures' or Universal's "applicable percentage" equals or exceeds 17.86% at the time of the request.

  So long as Sony Pictures' or Universal's "applicable percentage" equals or exceeds 17.86%, our certificate of incorporation provides that effecting a merger or dissolution, amending our certificate of incorporation or amending or repealing our by-laws by action of the stockholders will require the affirmative vote or written consent of the holders of at least 80% of the outstanding shares of common stock, unless the action is approved by at least 14 members of the Board. If 14 members of the Board approve the matter, a majority vote, or with respect to a merger a 66 2/3% vote, will be required. However, this exception to the 80% vote requirement does not apply to by-law amendments.

  Finally, so long as Sony Pictures' or Universal's "applicable percentage" equals or exceeds 17.86%, neither Sony Pictures, nor Universal, nor the Claridge Group will vote in favor of, consent in writing to, or take any other action to effect an amendment or repeal of these 66 2/3% vote provisions of our certificate of incorporation.

Approval of Certain Combinations by Disinterested Directors

  If Sony Pictures' or Universal's "applicable percentage" equals or exceeds 17.86%, they will not enter into any contract with us, nor will we otherwise engage in any transaction with them involving more than $1,000,000 per calendar year, unless this transaction is approved by a majority of the disinterested directors following disclosure of material facts to the directors. This approval requirement does not apply to transactions in the ordinary course of our business, including film booking arrangements.

Restrictions on Transfers of Loews Cineplex Stock

  The Stockholders Agreement includes the following restrictions on transfers by Sony Pictures and Universal:

  . Rights to Participate in Sales for All Loews Cineplex Stockholders Including Public Stockholders. Neither Sony Pictures nor Universal may transfer, individually or collectively, an aggregate of more than 50% of our outstanding voting shares to a third party transferee unless each of our stockholders has the right to participate in such transfer on the same basis as Sony Pictures or Universal. This right does not apply if Sony Pictures or Universal exercises its right of first refusal to purchase the shares to be transferred.

  . Rights to Participate in Sales for Universal and the Claridge Group. Sony Pictures may not transfer more than 50% of our shares initially owned by it to any person, other than a permitted transferee, unless Universal and the Claridge Group each has the right to participate in this transfer on the same basis as Sony Pictures.

  . Right of First Refusal of Sony Pictures and Universal. Sony Pictures and Universal have given each other reciprocal rights of first refusal in connection with

  . any transfer in one or more series of related privately negotiated transactions or a public offering if (1) 5% or more of the then outstanding voting shares are subject to the transfer, (2) any transferee would, following this transfer, beneficially own 5% or more of the outstanding voting shares or (3) in the case of any transfer by Sony Pictures or any of its affiliates, Sony Pictures' "applicable percentage" exceeds 25%,

  . any transfer pursuant to a bona fide third party tender offer or exchange offer,

  .  any transfer to us or any of our subsidiaries, and

  . any transfer in a brokers' transaction within the meaning of Section 4(4) of the Securities Act.

  No right of first refusal applies to any transfer between Sony Pictures or Universal and any of their respective permitted transferees.

Standstill Agreements

  Each of Sony Pictures, Universal and the Claridge Group has agreed not to, and to cause its affiliates not to, acquire, directly or indirectly, the beneficial ownership of any additional voting shares, except for:

  . acquisitions of up to an aggregate of 5% of the outstanding voting shares during any twelve-month period, subject to specific price restrictions and

  . acquisitions in privately negotiated transactions from five or fewer persons pursuant to offers not made generally to holders of voting shares and pursuant to which the value of any consideration paid does not exceed 115% of the "market price" as determined in accordance with regulations under the Securities Act (Ontario).

  These exceptions are not available to a stockholder whose "applicable percentage" would equal or exceed 25% after the acquisition if, as a result of the acquisition, the public stockholders would beneficially own less than 20% of the outstanding voting shares.

  There are the following additional exceptions for acquisitions,

  .  from Sony Pictures, Universal or the Claridge Group,

  .  pursuant to the exercise of the equity purchase rights described below,

  .  on terms and conditions approved by the independent directors,

  . pursuant to a tender or exchange offer made in accordance with applicable law,

  . to restore Sony Pictures', Universal's or the Claridge Group's "applicable percentage" following a dilutive issuance of voting shares, and

  . acquisitions of shares of common stock upon the conversion of the shares of Class B Non-Voting Common Stock.

  Sony Pictures, Universal and the Claridge Group have agreed that, in the case of any permitted acquisition that would constitute a ''Rule 13e-3 transaction'' as defined in Rule 13e-3 under the

Exchange Act, prior to the consummation of this transaction:

  . a nationally recognized investment bank shall have delivered an opinion to our Board that the transaction is fair from a financial point of view to our stockholders, other than the stockholder initiating the acquisition,

  . a majority of the independent directors shall have approved the transaction, and

  . if our public stockholders beneficially own more than 20% of our voting shares, and if stockholder approval is required under Delaware law or our certificate of incorporation, a majority of the shares of common stock held by the public stockholders shall have been voted in favor of the transaction.

  The standstill restrictions terminate on the earlier of (1) May 14, 2004, and
(2) any time after May 14, 2002 if the Claridge Group ceases to have the right to designate a director, or upon the occurrence of:

  . a good faith tender or exchange offer to acquire more than 20% of the our voting shares made by any person, except that these restrictions shall not terminate for a stockholder who makes or induces the tender or exchange offer. Additionally, the restrictions will be reinstated if the offer is withdrawn or expires without being consummated,

  . the "applicable percentage" of Sony Pictures, Universal or the Claridge Group equaling or exceeding 80%, or, in the case of Universal, 33 1/3% at any time Universal beneficially owns more voting shares than any other holder,

  . with respect to any particular stockholder, its "applicable percentage" being less than 15% of our voting shares, except that the restrictions will be reinstated if its percentage ownership equals or exceeds 15% of our voting shares within one year after following below this threshold,

  . any person (other than Sony Pictures, Universal and the Claridge Group or a permitted transferee) beneficially owning more than 20% of the voting shares, not counting voting shares acquired from Sony Pictures, Universal or the Claridge Group, a permitted transferee or Loews Cineplex, or

  . the public stockholders beneficially owning more than 66 2/3% of our voting shares.

  Sony Pictures and Universal have agreed with each other and the Claridge Group has agreed with each of them that none of them nor any of their affiliates will acquire, directly or indirectly, the beneficial ownership of any of our voting shares

  . if immediately prior to the acquisition its "applicable percentage" exceeds 50%, not counting voting shares acquired from one another or permitted transferees, or

  . if, as a result of the acquisition, (1) it would beneficially own more than 50% of our voting shares, not counting voting shares acquired from one another or permitted transferees, or (2) the public stockholders would beneficially own less than 20% of our voting shares.

  These last restrictions do not apply if, upon consummation of such acquisition, the acquiror's "applicable percentage" would be less than 25%. These restrictions do not prohibit the acquisition of shares of common stock upon the conversion of shares of Class B non-voting common stock.

  These restrictions will terminate if:

  . the "applicable percentage" of either Sony Pictures or Universal is less than 10%. However, the restrictions will be reinstated if the applicable percentage equals or exceeds 10% within one year after falling below this threshold.

  . any person makes a good faith tender or exchange offer to acquire more than 15% of our outstanding voting shares, except that these restrictions will not terminate for a stockholder who makes or induces the tender or exchange offer or is acting in concert with the person making the offer. Additionally, the restrictions will be reinstated if the offer is withdrawn or expires without being consummated.

  . any person (other than Sony Pictures, Universal or the Claridge Group or a permitted transferee) beneficially owns more than 15% of our voting shares, not counting shares acquired from Sony Pictures, Universal or the Claridge Group or a permitted transferee, but only if the sum of the "applicable percentages" of Sony Pictures and Universal is less than 45%.

Registration Rights

  The Stockholders Agreement gives Sony Pictures, Universal and the Claridge Group demand and piggyback registration rights with respect to the registration under the Securities Act of shares of common stock owned by them. At any time after May 14, 1999, Sony Pictures, Universal and the Claridge Group will be able to demand registration under the Securities Act of shares of common stock owned by them, subject to specific limitations. In no event will Loews Cineplex be required to effect, in the case of each of Sony Pictures and Universal, more than four registrations on demand, in the case of the Claridge Group, more than one registration on demand, and in the aggregate, more than nine registrations on demand.

  Sony Pictures, Universal and the Claridge Group will also have piggyback registration rights to include shares of common stock owned by them in any registration statement filed by us with respect to our common stock, subject to specific exceptions.

Equity Purchase Rights

  Sony Pictures and Universal have equity purchase rights if we propose to issue or sell any voting shares in a transaction for which they have rights. Subject to applicable rules of any stock exchange on which our common stock is then listed, their rights will entitle them to acquire from us a portion of the securities that we propose to issue or sell in proportion to their respective "applicable percentages", prior to giving effect to the proposed issuance or sale. They may exercise their rights in whole or in part.

Assignments of Rights and Obligations to Transferees

  Permitted transferees of Sony Pictures, Universal and the Claridge Group will be subject to the terms and conditions of the Stockholders Agreement. In some circumstances, third party transferees will have the right to designate directors. They may also be entitled to registration rights. Third party transferees will not receive the tag-along rights, rights of first refusal or equity purchase rights described above. In addition, the consent rights of Sony Pictures and Universal may not be assigned to third parties.

Certain Remedies

  If either Sony Pictures or Universal has a good faith belief that we or another party to the Stockholders Agreement is likely to breach, or has breached, in any material respect, its obligations under the agreement, it may deliver notice of its belief to us and/or the breaching stockholder. When we receive this notice and until the dispute is resolved, neither we nor any other party to the Agreement may take any action that would facilitate the breach. If we receive this notice, we have agreed we will take reasonable actions to prevent the breach, if it has not yet occurred, or to minimize any adverse consequences to the aggrieved stockholder. Our operations may be interrupted or delayed pending such resolution.

  In addition, if Sony Pictures or we breach in any material respect any of our obligations to Universal under the Stockholders Agreement, Sony Pictures and we must, at the request of Universal, use our best efforts to amend our certificate of incorporation to authorize a new class of common stock to be issued by us to Universal and its permitted transferees in exchange for the common stock held by them. This new class would be identical in all respects to the common stock, except that it would entitle Universal to proportionate representation on the Board on the same basis that Universal is entitled to representation under the Stockholders Agreement. Universal's consent rights would also be incorporated in this new class, and Sony Pictures and Universal would cease to have consent rights under the Stockholders Agreement. Such new class of common stock, if issued, would be convertible into shares of common stock on a one-for-one basis at any time at the discretion of the holder.

Termination

  Except as otherwise described in the Stockholders Agreement, the rights and obligations of a stockholder under the Stockholders Agreement terminates when its "applicable percentage" is less than 6.25% or, in the case of the Claridge Group, 3.5% until May 14, 2003 and 5% after that date. The rights do not end, however, if the decrease results from our issuance of additional voting shares.

                      Submission of Stockholder Proposals
                      -----------------------------------

  In order for a stockholder proposal   than January 27, 2000.  Securities
   to be considered for inclusion in    and Exchange Commission rules contain
   Loews Cineplex's proxy statement     standards as to what stockholder
   for the fiscal year 2000 Annual      proposals we must include in a proxy
   Meeting, the proposal must be        statement.
   received at our offices no later


                               *   *   *   *   *


  Whether or not you plan to attend the Annual Meeting, please vote by telephone or mark, sign, date and promptly return the enclosed proxy card in the enclosed envelope. The toll free number to vote by telephone is at no cost to you.


                                       By order of the Board of Directors,

                                       /s/ Mindy Tucker

                                       Mindy Tucker
                                       Secretary

May 27, 1999

                                                                         ANNEX A


                              AMENDED AND RESTATED
                    LOEWS CINEPLEX ENTERTAINMENT CORPORATION
                           1997 STOCK INCENTIVE PLAN

      1.  Purpose.
          -------

          The purpose of this Plan is to strengthen Loews Cineplex Entertainment Corporation, a Delaware corporation (the "Company"), by providing an incentive to its employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards and Restricted Stock (as each term is herein defined).

      2.  Definitions.
          -----------

          For purposes of the Plan:

          2.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (a) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (b) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

          2.2 "Affiliate" means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.

          2.3 "Agreement" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

          2.4 "Award" means a grant of Restricted Stock, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right or any or all of them.

          2.5  "Board" means the Board of Directors of the Company.

          2.6  "Cause" means, for purposes of any Option or Award:

               (a) the term "Cause" as defined in the Agreement evidencing the Option or Award; or

               (b) if the term "Cause" is not defined in the Agreement evidencing the Option or Award, (i) dishonesty or willful misconduct in the performance of duties, (ii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit, or (iii) willful violation of any law or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

          2.7 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

          2.8 A "Change in Control" means the occurrence, at any time after the Registration Date, of:

               (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange
Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2.8(a), Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined) or (iv) a Grandfathered Stockholder; or

               (b)  The consummation of:

                    (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

                        (A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                        (B) no Person other than (1) any Subsidiary, (2) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company or any Subsidiary, or (3) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                    (ii) A complete liquidation or dissolution of the Company;
               or

                    (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary or the distribution to the Company's stockholders of the stock of a Subsidiary or other assets).

          If an Eligible Individual's employment is terminated by the Company without Cause prior to the date of a Change in Control but the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Plan provided a Change in Control shall actually have occurred.

          2.9  "Code" means the Internal Revenue Code of 1986, as amended.

          2.10 "Committee" means (a) the entire Board, (b) a committee of at least two Directors appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein, or (c) a committee of at least two individuals, who are not directors, officers or employees of the Company, Parent or any Subsidiary, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

          2.11  "Company" means Loews Cineplex Entertainment Corporation.

          2.12  "Director" means a director of the Company.

          2.13  "Disability" means:

                (a) the term "Disability" as used in the Company's long term disability plan, if any; and

                (b) in all other cases, the term "Disability" as used in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Optionee's or Grantee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

          2.14 "Division" means any of the operating units or divisions of the Company designated as a Division by the Committee.

          2.15 "Dividend Equivalent Right" means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

          2.16 "Eligible Individual" means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any director, officer or employee of the Company or an Affiliate, (b) any individual to whom the Company or an Affiliate has extended a formal, written offer of employment, or (c) any consultant or advisor of the Company or an Affiliate.

          2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.18 "Fair Market Value" on any date means the closing sales price of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

          2.19 "Grandfathered Stockholder" means Sony Pictures Entertainment, Inc., Universal Studios, Inc. or any of their respective Affiliates.

          2.20 "Grantee" means a person to whom an Award has been granted under the Plan.

          2.21 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

          2.22 "Nonemployee Director" means a director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

          2.23 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

          2.24 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, or either or both of them.

          2.25 "Optionee" means a person to whom an Option has been granted under the Plan.

          2.26 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

          2.27 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

          2.28 "Performance Awards" means Performance Units, Performance Shares or either or both of them.

          2.29 "Performance-Based Compensation" means any Option or Award that is intended to constitute "performance based compensation" within the meaning of
Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

          2.30 "Performance Cycle" means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

          2.31  "Performance Objectives" has the meaning set forth in Section 9.

          2.32 "Performance Shares" means Shares issued or transferred to an Eligible Individual under Section 9.

          2.33 "Performance Units" means Performance Units granted to an Eligible Individual under Section 9.

          2.34 "Plan" means the Amended and Restated Loews Cineplex Entertainment Corporation 1997 Stock Incentive Plan, as amended from time to time.

          2.35 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

          2.36 "Registration Date" means the date that the Company is required to register any equity security under Section 12 of the Exchange Act.

          2.37 "Restricted Stock" means Shares issued or transferred to an Eligible Individual pursuant to Section 8.

          2.38 "Retirement" means a voluntary termination of employment with the Company and its Affiliates at any time after age sixty-five (65) or after age sixty (60) with the consent of the Committee.

          2.39 "Shares" means the common stock, par value $0.01 per share, of the Company.

          2.40 "Stock Appreciation Right" means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 6 hereof.

          2.41 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

          2.42 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

          2.43 "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

      3.  Administration.
          --------------

          3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. From and after the Registration Date, the Committee shall consist of at least two (2) directors of the Company and may consist of the entire Board; provided, however, that (a) if the Committee consists of less than the entire Board, each member shall be a Nonemployee Director and (b) to the extent necessary for any Option or Award intended to qualify as Performance Based Compensation to so qualify, each member of the Committee, whether or not it consists of the entire Board, shall be an Outside Director. For purposes of the proviso to the preceding sentence (the "Proviso"), if one or more members of the Committee is not, in the case of clause (a) of the Proviso, a Nonemployee Director, or, in the case of clause (b) of the Proviso, an Outside Director, and, in either case, recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties.

          The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

          3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

               (a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the purchase price per Share subject to each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

               (b) select those Eligible Individuals to whom Awards shall be granted under the Plan and to determine the number of Stock Appreciation Rights, Performance Awards, Shares of Restricted Stock and/or Dividend Equivalent Rights to be granted pursuant to each Award, and the terms and conditions (which need not be identical) of each Award, and to make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

               (c) to construe and interpret the Plan and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law including Rule 16b-3 under the Exchange Act and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

               (d) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

               (e) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

               (f) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

      4.  Stock Subject to the Plan; Grant Limitations.
          --------------------------------------------

          4.1 The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 5,862,265 less the number of Shares subject to options held by employees of Cineplex Odeon Corporation and its affiliates which were converted into options to acquire Shares as contemplated by the Amended and Restated Master Agreement, dated as of September 30, 1997 between the Company, Sony Pictures Entertainment Inc. and Cineplex Odeon Corporation ("Cineplex Substitute Options"); provided, however, that in the aggregate, not more than one-third of the number of allotted Shares may be made the subject of Restricted Stock Awards under Section 8 of the Plan (other than shares of Restricted Stock made in settlement of Performance Units pursuant to
Section 9.1(b). The maximum number of Shares that may be the subject of Options or Awards granted to an Eligible Individual in any calendar year may not exceed 900,000 Shares. The maximum dollar amount of cash or the Fair Market Value of Shares that any Eligible Individual may receive in any calendar year in respect of Performance Units denominated in dollars may not exceed $2,000,000. Upon a Change in Capitalization, the maximum number of Shares referred to in the first two sentences of this Section 4.1 shall be adjusted in number and kind pursuant to Section 11. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

          4.2 Upon the granting of an Option or an Award, the number of Shares available under Section 4.1 for the granting of further Options and Awards shall be reduced as follows:

               (a) In connection with the granting of an Option or an Award (other than the granting of a Performance Unit denominated in dollars), the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated.

               (b) In connection with the granting of a Performance Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.

          4.3 Whenever any outstanding Option or Award (including Cineplex Substitute Options) or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

      5.  Options.
          -------

          5.1  Authority of Committee.  Subject to the provisions of the Plan,
               ----------------------
the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement.

          5.2  Purchase Price.  The purchase price or the manner in which the
               --------------
purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement evidencing the grant of the Option; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

          5.3  Maximum Duration. Options granted hereunder shall be for such
               ----------------
term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

          5.4  Vesting.  Subject to Section 5.9, each Option shall become
               -------
exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

          5.5  Modification.  Subject to the terms of the Plan, the Committee
               ------------
may modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee's consent.

          5.6  Non-Transferability.  No Option shall be transferable by the
               -------------------
Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Option shall be exercisable, during the Optionee's lifetime, only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in an Agreement at the time of grant or thereafter, that an Option (other than an Incentive Stock Option) may be transferred to members of the Optionee's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family means the Optionee's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

          5.7  Method of Exercise.  The exercise of an Option shall be made only
               ------------------
by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid, as determined by the Committee in its discretion, in either of the following forms (or any combination thereof): (a) cash or (b) the transfer
to the Company of Shares that have been held by the Optionee for at   least six
(6) months prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. The Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

          5.8  Rights of Optionees.  No Optionee shall be deemed for any purpose
               -------------------
to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

          5.9  Effect of Change in Control.  In the event of a Change in
               ---------------------------
Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of an Option, an Optionee will be permitted to surrender to the Company for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (a) (i) in the case of a Nonqualified Stock Option, the greater of (A) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered or (B) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered or (ii) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (b) the aggregate purchase price for such Shares under the Option or portion thereof surrendered. In the event an Optionee's employment with, or service as a Director of, the Company and its Subsidiaries terminates following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee's employment or service shall remain exercisable for a period ending not before the earlier of (x) the first anniversary of the termination of the Optionee's employment or service or (y) the expiration of the stated term of the Option.

      6.  Stock Appreciation Rights.
          -------------------------

          The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 6, be subject to the same terms and conditions as the related Option.

          6.1      Time of Grant.  A Stock Appreciation Right may be granted (a)
                   -------------
at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

          6.2      Stock Appreciation Right Related to an Option.
                   ---------------------------------------------

                   (a) Exercise. A Stock Appreciation Right granted in
                       --------
connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

                   (b) Amount Payable.  Upon the exercise of a Stock
                       --------------
Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

                   (c) Treatment of Related Options and Stock Appreciation
                       ---------------------------------------------------
Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted
--------------------
in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

          6.3      Stock Appreciation Right Unrelated to an Option.  The
                   -----------------------------------------------
Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 6.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

          6.4      Method of Exercise.  Stock Appreciation Rights shall be
                   ------------------
exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

          6.5      Form of Payment.  Payment of the amount determined under
                   ---------------
Sections 6.2(b) or 6.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

          6.6      Modification or Substitution.  Subject to the terms of the
                   ----------------------------
Plan, the Committee may modify outstanding Awards of Stock Appreciation Rights or accept the surrender of outstanding Awards of Stock Appreciation Rights (to the extent not exercised) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

          6.7      Effect of Change in Control.   In the event of a Change in
                   ---------------------------
Control, all Stock Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of a Stock Appreciation Right unrelated to an Option, a Grantee will be entitled to receive a payment from the Company in cash or stock, in either case, with a value equal to the excess, if any, of (a) the greater of (i) the Fair Market Value, on the date preceding the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and
(ii) the Adjusted Fair Market Value, on the date preceding the date of exercise, of the Shares over (b) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised. In the event a Grantee's employment with the Company or service as a Director terminates following a Change in Control, each Stock Appreciation Right held by the Grantee that was exercisable as of the date of termination of the Grantee's employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of (x) the termination of the Grantee's employment or service or (y) the expiration of the stated term of the Stock Appreciation Right.

      7.  Dividend Equivalent Rights.
          --------------------------

          Dividend Equivalent Rights may be granted to Eligible Individuals in tandem with an Option or Award or as a separate Award. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments.

      8.  Restricted Stock.
          ----------------

          8.1  Grant.  The Committee may grant Awards to Eligible Individuals of
               -----
Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.

          8.2  Rights of Grantee.  Shares of Restricted Stock granted pursuant
               -----------------
to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

          8.3  Non-transferability.  Until all restrictions upon the Shares of
               -------------------
Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

          8.4  Lapse of Restrictions.
               ---------------------

               (a) Generally.  Restrictions upon Shares of Restricted Stock
                   ---------
awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

               (b) Effect of Change in Control.  Unless the Committee shall
                   ---------------------------
determine otherwise at the time of the grant of an Award of Restricted Stock, the restrictions upon Shares of Restricted Stock shall lapse upon a Change in Control. The Agreement evidencing the Award shall set forth any such provisions.

          8.5  Modification or Substitution.  Subject to the terms of the Plan,
               ----------------------------
the Committee may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding Shares of Restricted Stock (to the extent the restrictions on such Shares have not yet lapsed) and grant new Awards in substitution for them.

Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

          8.6  Treatment of Dividends.  At the time an Award of Shares of
               ----------------------
Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

          8.7  Delivery of Shares.  Upon the lapse of the restrictions on Shares
               ------------------
of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

      9.  Performance Awards.
          ------------------

          9.1  Performance Units.  The Committee, in its discretion, may grant
               -----------------
Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Section 9.1(b) of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee,
(ii) in the case of dollar-denominated Performance Units, the specified dollar amount or (iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

               (a) Vesting and Forfeiture.  Subject to Sections 9.3(c) and
                   ----------------------
9.4, a Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

               (b) Payment of Awards.  Subject to Section 9.3(c), payment to
                   -----------------
Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 9.4, such payments may be made entirely in Shares valued at their Fair Market Value as of the day preceding the date of payment or such other date specified by the Committee, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

          9.2  Performance Shares.  The Committee, in its discretion, may grant
               ------------------
Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

               (a) Rights of Grantee.  The Committee shall provide at the time
                   -----------------
an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

               (b) Non-transferability.  Until any restrictions upon the
                   -------------------
Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 9.2(c) or 9.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

               (c) Lapse of Restrictions.  Subject to Sections 9.3(c) and 9.4,
                   ---------------------
restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

               (d) Treatment of Dividends.  At the time the Award of Performance
                   ----------------------
Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on actual Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

               (e) Delivery of Shares.  Upon the lapse of the restrictions on
                   ------------------
Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

          9.3  Performance Objectives
               ----------------------

               (a) Establishment of Objectives.  Performance Objectives for
                   ---------------------------
Performance Awards may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profits, (iv) net earnings, (v) return on equity or assets (including return on specified assets), (vi) revenues, (vii) EBITDA,
(viii) market share or market penetration, (ix) free cash flow, or (x) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions, or any combination thereof. Performance Objectives may be absolute or relative and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

               (b) Effect of Certain Events on Performance Objectives.  At
                   --------------------------------------------------
the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions, special charges, foreign currency effects, accounting changes and other similar extraordinary or nonrecurring events.

               (c) Determination of Performance.  Prior to the vesting, payment,
                   ----------------------------
settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation and that is made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied.

          9.4  Effect of Change in Control.  In the event of a Change in
               ---------------------------
Control:

               (a) With respect to Performance Units, the Grantee shall (i) become vested in all or a portion of the Performance Units as determined by the Committee at the time of the Award of such Performance Units and as set forth in the Agreement and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control a cash payment within ten (10) days after such Change in Control in an amount as determined by the Committee at the time of the Award of such Performance Unit and as set forth in the Agreement.

               (b) With respect to Performance Shares, all or a portion of any unissued Performance Shares shall be issued and restrictions shall lapse immediately on all or a portion of the Performance Shares in each case as determined by the Committee at the time of the Award of such Performance Shares and as set forth in the Agreement.

               (c) The Agreements evidencing Performance Shares and Performance Units shall provide for the treatment of such Awards (or portions thereof) which do not become vested as the result of a Change in Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.

          9.5  Modification or Substitution.  Subject to the terms of the Plan,
               ----------------------------
the Committee may modify outstanding Performance Awards or accept the surrender of outstanding Performance Awards and grant new Performance Awards in substitution for them. Notwithstanding the foregoing, no modification of a Performance Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

      10.  Effect of a Termination of Employment or Service.
           ------------------------------------------------

          The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment or service of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.

      11.  Adjustment Upon Changes in Capitalization.
           -----------------------------------------

          (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual during any calendar year, (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the purchase price therefor, if applicable, and (iv) the Performance Objectives.

          (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

          (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

     12.  Effect of Certain Transactions.
          ------------------------------

          Subject to Sections 5.9, 6.7, 8.4(b) and 9.4 or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction.

     13.  Interpretation.
          --------------

          Following the Registration Date:

               (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

               (b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based Compensation within the meaning of
Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation.

     14.  Pooling Transactions.
          --------------------

          Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (a) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to any Option or Award, (b) providing that the payment or settlement in respect of any Option or Award be made in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing, and (c) providing for the extension of the term of any Option or Award to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option or Award.

     15.  Termination and Amendment of the Plan.
          -------------------------------------

          The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

               (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

               (b) to the extent necessary under any applicable law, regulation or exchange requirement no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

     16.  Non-Exclusivity of the Plan.
          ---------------------------

          The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     17.  Limitation of Liability.
          -----------------------

          As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

               (a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

               (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

               (c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

               (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

     18.  Regulations and Other Approvals; Governing Law.
          ----------------------------------------------

          18.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

          18.2 The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          18.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

          18.4 Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

          18.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

     19.  Miscellaneous.
          -------------

          19.1  Multiple Agreements.  The terms of each Option or Award may
                -------------------
differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

          19.2  Withholding of Taxes.
                --------------------

                (a) At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. The Committee may provide in the Agreement at the time of grant, or at any time thereafter, that the Optionee or Grantee, in satisfaction of the obligation to pay Withholding Taxes to the Company, may elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

                (b) If an Optionee makes a disposition, within the meaning of
Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

          19.3  Effective Date.  The effective date of this Plan is December 16,
                --------------
1997.

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                    LOEWS CINEPLEX ENTERTAINMENT CORPORATION


     The undersigned hereby appoints Lawrence J. Ruisi, John C. McBride, Jr. and Mindy Tucker as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Loews Cineplex Entertainment Corporation standing in the name of the undersigned, with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Loews Cineplex Entertainment Corporation to be held on June 24, 1999 or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted "for" proposals 1, 2 and 3, and in the discretion of the proxy holder as to any other matter that may come before the Annual Meeting of Stockholders of Loews Cineplex Entertainment Corporation or any adjournments thereof, except with respect to broker non-votes.

       (Continued, and to be marked, dated and signed, on the other side)

                             [FOLD AND DETACH HERE]

Admission Ticket

Loews Cineplex
Entertainment Corporation

Annual Meeting of Stockholders
Loews Kips Bay Theatre
570 Second Avenue
New York, New York 10016
June 24, 1999
10:00 a.m. EDT
Admit ONE

[FOLD AND DETACH HERE]

                             YOUR VOTE IS IMPORTANT!

                        You can vote in one of two ways:

1. Call toll free 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                  PLEASE VOTE

                                                            Please mark
                                                            your votes as
                                              WITHHELD      indicated in   [X]
                                        FOR   FOR ALL       this example
                                        [ ]     [ ]
The Board of Directors recommends
a vote FOR Items 1, 2 and 3.

1. Re-election of Directors

01.      George A. Cohon
02.      Nora Ephron
03.      Marinus N. Henny
04.      Ronald N. Jacobi
05.      Allen Karp


06.      Senator E. Leo Kolber
07.      Kenneth Lemberger
08.      Ron Meyer
09.      Brian C. Mulligan
10.      Yuki Nozoe

11.      Karen Randall
12.      Lawrence J. Ruisi
13.      Hellene Runtagh
14.      Howard Stringer
15.      Robert J. Wynne
16.      Mortimer B. Zuckerman

                                                                         FOR  AGAINST   ABSTAIN

ITEM 2 Approval of the Amended and Restated Stock Incentive Plan         [ ]    [ ]       [ ]

ITEM 3 Approval of Auditors                                              [ ]    [ ]       [ ]

WITHHELD FOR: (Write that nominee's name in the space provided below)


------------------------------------------   I plan to attend the meeting  [ ]

[-IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW-]

Signature                          Signature                Date
          ------------------------           --------------      -------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                             [FOLD AND DETACH HERE]

                      [GRAPHIC] VOTE BY TELEPHONE [GRAPHIC]

                              QUICK/EASY/IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. o You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

OPTION #1: To vote as the Board of Directors recommends on ALL proposals: Press
1.

               When asked, please confirm your vote by Pressing 1.

OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions.

         Proposal 1:    To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL
nominees, press 9.

 To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

         Proposals 2 and 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

               When asked, please confirm your vote by Pressing 1.

       PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTED BY PHONE.



Call Toll Free On a Touch Tone Telephone

1-800-840-1208   ANYTIME

There is NO CHARGE to you for this call.